EXECUTION COPY


                            ACQUISITION AGREEMENT AND

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF OCTOBER __, 2005

                                  BY AND AMONG

                         GOODY'S FAMILY CLOTHING, INC.,

                                  GF GOODS INC.

                                       AND

                              GF ACQUISITION CORP.

                                TABLE OF CONTENTS


                                                                           PAGE


EXHIBITS.....................................................................1

INDEX OF DEFINED TERMS.......................................................1

LIST OF SCHEDULES............................................................1

ACQUISITION AGREEMENT AND AGREEMENT AND PLAN OF MERGER.......................1

RECITALS.....................................................................1

ARTICLE 1 THE OFFER..........................................................2
      1.01        The Offer..................................................2
      1.02        Company Actions............................................4
      1.03        Directors..................................................5

ARTICLE 2 THE MERGER.........................................................7
      2.01        The Merger.................................................7
      2.02        Effective Time.............................................7
      2.03        Effects of the Merger......................................8
      2.04        Charter and Bylaws of the Surviving Corporation............8
      2.05        Directors of the Surviving Corporation.....................8
      2.06        Officers of the Surviving Corporation......................8
      2.07        Closing....................................................8
      2.08        Additional Actions.........................................8

ARTICLE 3 EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE COMPANY AND
      ACQUISITION CORP.......................................................9
      3.01        Effect on Shares of Capital Stock..........................9
      3.02        Options; Stock Plans.......................................9
      3.03        Payment for Common Shares and Options in the Merger.......11

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................13
      4.01        Organization and Qualification............................14
      4.02        Charter Documents and Bylaws..............................14
      4.03        Capitalization............................................14
      4.04        Authority Relative to this Agreement......................15
      4.05        Company Subsidiaries......................................16
      4.06        No Violation; Required Filings and Consents...............16
      4.07        SEC Reports and Financial Statements......................17
      4.08        Compliance with Applicable Laws...........................19
      4.09        Absence of Certain Changes or Events......................20
      4.10        Change of Control.........................................21


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      4.11        Litigation................................................21
      4.12        Information in Offer Documents and Proxy Statement........22
      4.13        Benefit Plans.............................................22
      4.14        Taxes.....................................................25
      4.15        Intellectual Property.....................................27
      4.16        Licenses and Permits......................................28
      4.17        Material Contracts........................................29
      4.18        Environmental Laws........................................30
      4.19        Opinion of Financial Advisor..............................31
      4.20        Brokers...................................................31
      4.21        Special Committee and Company Board Recommendations.......31
      4.22        Required Shareholder Vote.................................32
      4.23        Related Party Transactions................................32
      4.24        Assets and Properties.....................................32
      4.25        Labor and Employment Matters..............................33
      4.26        Insurance.................................................34
      4.27        Company Expenses..........................................35
      4.28        State Takeover Statutes...................................35
      4.29        Suppliers.................................................35
      4.30        Termination of Existing Agreements........................35
      4.31        No Other Representations or Warranties....................36

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PARENT..........................36

AND ACQUISITION CORP........................................................36
      5.01        Organization and Qualification............................36
      5.02        Charter Documents and Bylaws..............................37
      5.03        Authority Relative to this Agreement......................37
      5.04        No Violation; Required Filings and Consents...............37
      5.05        Litigation................................................38
      5.06        Brokers...................................................38
      5.07        Information to be Supplied................................38
      5.08        Financing.................................................39
      5.09        Holding Corp. and Acquisition Corp........................39

ARTICLE 6 COVENANTS.........................................................39
      6.01        Interim Operations........................................39
      6.02        Shareholders Meeting......................................44
      6.03        Filings and Consents......................................45
      6.04        Access to Information.....................................46
      6.05        Notification of Certain Matters...........................46
      6.06        Public Announcements......................................47
      6.07        Further Assurances; Reasonable Best Efforts...............47
      6.08        No Solicitation...........................................47
      6.09        SEC Reports...............................................50
      6.10        Delisting.................................................50
      6.11        Financing.................................................50

      6.12        Shareholder Litigation....................................51
      6.13        Conveyance Taxes..........................................51
      6.14        Special Meeting...........................................51
      6.15        State Takeover Laws.......................................52
      6.16        Stock Purchase Plans......................................52
      6.17        Certain Deliveries Prior to Offer Payment Date............52
      6.18        Employee Benefits.........................................53
      6.19        Directors' and Officers' Indemnification and
                  Insurance.................................................54

ARTICLE 7 CONDITIONS TO CONSUMMATION OF THE MERGER..........................56
      7.01        Conditions to the Obligations of Each Party...............56

ARTICLE 8 TERMINATION.......................................................56
      8.01        Termination by Mutual Consent.............................56
      8.02        Termination by Acquisition Corp., Parent or the
                  Company...................................................56
      8.03        Termination by Acquisition Corp. and Parent...............57
      8.04        Termination by the Company................................58
      8.05        Effect of Termination.....................................59

ARTICLE 9 MISCELLANEOUS.....................................................59
      9.01        Payment of Fees and Expenses..............................59
      9.02        No Survival of Representations, Warranties, Covenants
                  and Agreements............................................61
      9.03        Modification or Amendment.................................62
      9.04        Entire Agreement; Assignment; Termination of
                  Confidentiality Agreement.................................62
      9.05        Validity..................................................62
      9.06        Notices...................................................62
      9.07        Governing Law.............................................63
      9.08        Descriptive Headings......................................63
      9.09        Counterparts..............................................63
      9.10        Certain Definitions.......................................63
      9.11        Specific Performance......................................65
      9.12        Extension; Waiver.........................................65
      9.13        Third-Party Beneficiaries.................................65
      9.14        Company Disclosure Schedule...............................65
      9.15        Severability..............................................65
      9.16        Submission to Jurisdiction; Waiver of Jury Trial..........66

ANNEX A.....................................................................68

CONDITIONS TO THE TENDER OFFER..............................................68

                                    EXHIBITS


Exhibit A           Articles of Merger
Exhibit B           Charter of Surviving Corporation
Exhibit C           Bylaws of Surviving Corporation
Exhibit D           Form of Acknowledgement of Certain Optionholders
Exhibit E           Press Release

                             INDEX OF DEFINED TERMS


    TERM                                     LOCATION OF DEFINITION
    ----                                     ----------------------
1991 Plan                                          3.02(a)
Accountants                                        6.11(a)
Acquisition Corp                                Introduction
Acquisition Corp. Common Stock                     3.01(c)
Acquisition Corp. Disclosure Schedule              5.04(a)
Acquisition Corp. Material Adverse                  5.01
Effect
Acquisition Corp. Representatives                   6.04
Acquisition Corp. Stock Option Agreement          Recitals
Acquisition Proposal                               6.08(f)
affiliate                                          9.10(a)
Agent                                              3.03(a)
Agreement                                       Introduction
Articles of Merger                                  2.02
Benefit Plans                                      4.13(b)
Business Day                                       9.10(b)
Certain Principal Shareholders                    Recitals
Certificates                                       3.03(b)
Charter                                            9.10(c)
Class B Common Stock                               4.03(a)
Closing                                             2.07
Closing Date                                        2.07
COBRA                                              4.13(a)
Code                                               3.03(h)
Commencement Delay Election                         8.03
Commitment Letter                                   5.08
Common Shares                                     Recitals
Company                                         Introduction
Company Board                                     Recitals
Company Break Up Fee                               9.01(b)
Company Disclosure Documents                       4.12(a)
Company Disclosure Schedule                         4.01
Company Extension Election                          1.01
Company Material Adverse Effect                     4.01
Company Permits                                     4.16
Company Representatives                             6.04
Company Tender Recommendation                      1.02(b)
Confidentiality Agreement                           6.04
Contract                                            9.10
Costs                                              6.19(a)
Director Plan                                      3.02(a)
Effective Time                                      2.02
Employees                                          4.13(a)

    TERM                                     LOCATION OF DEFINITION
    ----                                     ----------------------
Environmental Laws                                 4.18(e)
ERISA                                              4.13(b)
Exchange Act                                       1.01(a)
Expenses                                           9.01(a)
Financial Advisor                                   4.19
Financing                                          6.11(a)
Force Majeure Event                                 8.03
Force Majeure Period                                8.03
Four Day Period                                    6.08(c)
Fully-Diluted Basis                                9.10(e)
Future SEC Reports                                 4.07(a)
GAAP                                               4.07(b)
Governmental Authority                             4.06(b)
GUST                                               4.13(c)
Hazardous Substances                               4.18(e)
HSR Act                                            4.06(b)
Indebtedness                                       4.07(b)
Indemnified Directors and Officers                 6.19(a)
Independent Directors                              1.03(c)
Intellectual Property                              4.15(b)
Interim Financial Statements                       4.07(b)
knowledge                                          9.10(f)
Law                                               4.06(a))
Laws                                               4.06(a)
Leased Real Property                               9.10(g)
Leases                                             9.10(h)
Liabilities                                        4.07(d)
Lien                                               4.06(a)
Liens                                              4.06(a)
Material Contracts                                 4.17(a)
Maximum Amount                                     6.19(c)
Merger                                              2.01
Merger Consideration                               3.01(a)
Minimum Condition                                  1.01(A)
                                                   -------
Multiemployer Pension Plans                        4.13(b)
Nasdaq                                             1.03(c)
Offer                                              1.01(A)
                                                   -------
Offer Documents                                    1.01(b)
Offer Payment Date                                 1.01(A)
                                                   -------
Offer Price                                        1.01(A)
                                                   -------
Offer to Purchase                                  1.01(A)
                                                   -------
Option                                             3.02(a)
Option Consideration                               3.02(b)
Order                                              7.01(b)
Other Offer Closing Conditions                     Annex A

    TERM                                     LOCATION OF DEFINITION
    ----                                     ----------------------
Owned Real Property                                9.10(i)
Parent                                          Introduction
Parent Disclosure Documents                        5.07(b)
Payment Fund                                       3.03(a)
Pension Plans                                      4.13(b)
Permits                                             4.16
Permitted Liens                                    4.24(d)
Person                                             9.10(j)
Preferred Stock                                    4.03(a)
Press Release                                       6.06
Proxy Statement                                    4.12(a)
Release                                            4.18(e)
Schedule TO                                       1.01(b))
SEC                                                1.01(b)
SEC Reports                                        4.07(a)
Securities Act                                     4.06(b)
Shareholder Approval                                4.22
Shareholders Meeting                                6.02
Special Committee                                 Recitals
Stock Plan                                         3.02(a)
Sub Board                                          1.03(a)
Subsidiaries                                       9.10(k)
Subsidiary                                         9.10(k)
Summary of Material Terms                          4.24(c)
Sun Merger Agreement                                4.30
Superior Proposal                                  6.08(g)
Support Agreement                                 Recitals
Surviving Corporation                               2.01
Surviving Corporation Common Stock                 3.01(c)
Tax                                               4.14(i))
Tax Return                                         4.14(i)
Taxes                                              4.14(i)
TBCA                                              Recitals
Tenn. Acts                                        Recitals
Terminating Acquisition Corp. Breach               8.04(a)
Terminating Company Breach                         8.03(a)
Termination Date                                   8.02(b)
Transaction Agreements                            Recitals
Transactions                                        4.01
WARN Act                                           4.25(c)

                                LIST OF SCHEDULES

         SCHEDULE                      CONTENT
         --------                      -------
   4.01                  Organization and Qualification
   4.03                  Capitalization
   4.05                  Company Subsidiaries / Investments
                            in Marketable Securities
   4.06                  No Violation; Filings and Consents
   4.07                  SEC Reports and Financial
                         Statements
   4.08                  Compliance with Applicable Law
   4.09                  Absence of Certain Changes or
                         Events
   4.10                  Change of Control
   4.11                  Litigation
   4.12                  Information in Offer Documents and
                         Proxy Statement
   4.13                  Benefit Plans
   4.14                  Tax
   4.15                  Intellectual Property
   4.16                  Licenses and Permits
   4.17                  Material Contracts
   4.18                  Environmental Laws
   4.23                  Related Party Transactions
   4.24                  Assets and Properties
   4.24(b)               Owned Real Property
   4.24(c)               Leased Real Property
   4.25                  Labor and Employment Matters
   4.26                  Insurance
   4.27                  Company Expenses
   4.29                  Suppliers
   5.04                  Filings and Consents for
                          Acquisition Corp. and Parent
   6.01                  Interim Operations
   6.19                  Employee Benefits
   6.19                  Directors' and Officers'
                          Indemnification and Insurance

                            ACQUISITION AGREEMENT AND
                          AGREEMENT AND PLAN OF MERGER

            THIS ACQUISITION AGREEMENT AND AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of October __, 2005, is entered into by and among Goody's Family Clothing, Inc., a Tennessee corporation (the "COMPANY"), GF Acquisition Corp., a Tennessee corporation ("ACQUISITION CORP."), and GF Goods Inc., a Delaware corporation ("PARENT").

                                    RECITALS

            WHEREAS, a special committee consisting solely of disinterested directors (the "SPECIAL COMMITTEE") of the board of directors of the Company (the "COMPANY BOARD") has recommended to the Company Board that it approve of the transactions contemplated by this Agreement;

            WHEREAS, the Company Board, and the board of directors of each of Parent and Acquisition Corp. have approved, and deem it advisable and in the best interests of their respective shareholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

            WHEREAS, in furtherance thereof, it is proposed that Acquisition Corp. make the Offer (as defined in SECTION 1.01(A)) to acquire all of the shares of the Company's common stock, no par value per share (the "COMMON SHARES"), issued and outstanding for $8.85 per Common Share in cash, on the terms and subject to the conditions set forth herein;

            WHEREAS, subject to any additional conditions set forth herein, also in furtherance thereof, if Acquisition Corp. purchases pursuant to the Offer at least fifty-one percent (51%) of the Common Shares determined on a Fully-Diluted Basis, it is proposed that the parties hereto consummate the merger of Acquisition Corp. into the Company on the terms set forth herein;

            WHEREAS, also in furtherance of such acquisition, the Special Committee, the Company Board and the board of directors of each of Parent and Acquisition Corp. have approved this Agreement, the Offer and the Merger following the Offer in accordance with the Tennessee Business Corporation Act (the "TBCA") and the Tennessee Investor Protection Act (together with the TBCA, the "TENN. ACTS") upon the terms and subject to the conditions set forth herein;

            WHEREAS, the Special Committee and the Company Board have each determined that the consideration to be paid for each Common Share in the Offer and the Merger is fair to the holders of the Common Shares and has resolved to recommend that the holders of the Common Shares accept the Offer and approve this Agreement, the Merger and the other transactions contemplated hereby, in each case upon the terms and subject to the conditions set forth herein;

          WHEREAS, Parent, Acquisition Corp. and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger;

          WHEREAS, as a condition and inducement to Parent and Acquisition Corp. entering into this Agreement and incurring the obligations set forth herein, the Company, concurrently herewith, is entering into a Stock Option Agreement (the "ACQUISITION CORP. STOCK OPTION AGREEMENT"), dated as of the date hereof, with Parent and Acquisition Corp. pursuant to which the Company is granting to Acquisition Corp. an option to purchase Common Shares upon the terms and subject to the conditions as set forth in the Acquisition Corp. Stock Option Agreement; and

          WHEREAS, as a condition and inducement to Parent and Acquisition Corp. entering into this Agreement and incurring the obligations set forth herein, certain shareholders of the Company ("CERTAIN PRINCIPAL Shareholders") have entered into an agreement with Parent and Acquisition Corp. (the "SUPPORT AGREEMENT" and, together with this Agreement and the Acquisition Corp. Stock Option Agreement, the "TRANSACTION AGREEMENTS") pursuant to which Certain Principal Shareholders have agreed to take specified actions in furtherance of the Offer and the Merger.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE 1

                                    THE OFFER

     1.01 THE OFFER.

          (a) Subject only to any Laws or Orders preventing commencement of the Offer, provided that this Agreement shall not have been terminated in accordance with ARTICLE 8 hereof and that the Company complies with its covenants set forth in this Agreement, then Acquisition Corp. shall, as promptly as practicable, but not later than the tenth (10th) Business Day after the date hereof (unless due to a Force Majeure Event), commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) an offer (the "OFFER") to purchase all of the Common Shares at a price of $8.85 per share in cash (such price, or such higher price per Common Share as may be paid in the Offer, the "OFFER Price"), subject to the condition that the holders of Common Shares have validly tendered and not withdrawn prior to the expiration of the Offer a number of Common Shares which, together with the Common Shares beneficially owned by Parent or Acquisition Corp., represents at least 51% of the Common Shares determined on a Fully-Diluted Basis (the "MINIMUM CONDITION") and subject to the other conditions set forth in Annex A hereto. Subject to the prior satisfaction of the Minimum Condition and the prior satisfaction (or waiver in writing by Acquisition Corp.) of the other conditions of the Offer set forth in Annex A, Acquisition Corp. shall use reasonable best efforts to consummate the Offer in accordance with its terms and to accept for payment and pay for all of the Common Shares that are tendered pursuant to the Offer as soon as it is legally permitted to do so under applicable Law. The date on which all of the Common Shares validly tendered pursuant to the Offer and not withdrawn have been accepted for payment and paid for is referred to herein as the "OFFER PAYMENT DATE" The obligations of Acquisition Corp. to commence the Offer and to accept for payment and pay for the Common Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the Minimum Condition and the other conditions set forth in Annex A hereto. The Offer shall be made by means of an offer to purchase (the "OFFER TO PURCHASE") containing the terms set forth in this Agreement, the Minimum Condition and the other conditions set forth in Annex A hereto. The Offer shall remain open until 5:00 p.m., New York City time, on the day immediately following the twentieth Business Day of the Offer (as such term is defined in Rule 14d-1(g)(3) under the Exchange Act), unless Acquisition Corp. shall have extended the time for which the Offer is open pursuant to this SECTION 1.01 or as may be required by Law. Parent and Acquisition Corp. expressly reserve the right to modify the terms of the Offer, except that, without the prior written consent of the Company, neither Parent nor Acquisition Corp. shall decrease the Offer Price, decrease the number of Common Shares sought, increase or decrease the required percentage of, or waive, the Minimum Condition, change the form of or reduce the consideration in the Offer or add to or amend any of the conditions of the Offer set forth in Annex A hereto in any manner which would be adverse to the holders of the Common Shares (other than with respect to insignificant changes or amendments); PROVIDED, HOWEVER, (i) if on the initially scheduled expiration date of the Offer (as it may be extended) any of the conditions to the Offer have not been satisfied or waived, Acquisition Corp. may, from time to time, in its sole discretion, extend the Offer (provided that no such extension pursuant to this sentence shall extend the Offer beyond the date of the termination of this Agreement pursuant to ARTICLE 8), (ii) if on or before the initially scheduled expiration date of the Offer (as it may be extended) any of the conditions to the Offer have not been satisfied or waived, the Company shall have the option to require Acquisition Corp. to extend the Offer for a period of up to the number of Business Days equal to (X) ten minus (Y) the number of Business Days of any Force Majeure Period and MINUS (Z) the number of Business Days of any Commencement Delay Election, if the Company is not in material breach of its covenants under this Agreement, the Company provides notice to Parent and Acquisition Corp. of its election to extend the expiration date of the Offer pursuant to clause (ii) of this SECTION 1.01 and the Company pays certain Expenses of Parent and Acquisition Corp. pursuant to SECTION 9.01 (the "COMPANY EXTENSION ELECTION") and (iii) Acquisition Corp. may, in its sole discretion, provide a subsequent offering period in accordance with Rule 14d-11 under the Exchange Act. In addition, the Offer Price may be increased, and, in connection therewith, the Offer may be extended, to the extent required by applicable federal securities laws, in each case without the consent of the Company. Notwithstanding the foregoing, if, as of immediately prior to the expiration date of the Offer (as it may be extended), the Common Shares tendered and not withdrawn pursuant to the Offer constitute less than 90% of the Common Shares determined on a Fully-Diluted Basis, Acquisition Corp. may, from time to time in its sole discretion, extend the Offer for a period not to exceed twenty Business Days in the aggregate, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer.

          (b) On the date the Offer is commenced, Parent and Acquisition Corp. shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "SCHEDULE TO"). The Schedule TO will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "OFFER DOCUMENTS"). Parent and Acquisition Corp. further agree to take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of Common Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and Acquisition Corp., on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and Acquisition Corp. further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Common Shares, in each case as and to the extent required by applicable federal securities laws; PROVIDED that the costs and expenses of filing and disseminating the corrected Offer Documents shall be borne by the Company if any such corrections are required as a result of information provided by the Company becoming false and misleading in any material respect. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Schedule TO before it is filed with the SEC. In addition, Parent and Acquisition Corp. agree to provide the Company and its counsel in writing with any written comments Parent, Acquisition Corp. or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments, and shall provide the Company and its counsel with a reasonable opportunity to comment on the proposed responses thereto.

          (c) Parent shall engage an information agent reasonably acceptable to the Company to act as information agent in connection with, and through the consummation of, the Offer.

     1.02 COMPANY ACTIONS.

          (a) The Company hereby approves and consents to the Offer, the Merger and the other Transactions and represents that (i) the Company Board has, at a meeting duly called and held, unanimously (A) approved each of the Transaction Agreements and the Transactions, including the Offer and the Merger, (B) recommended that the holders of Common Shares accept the Offer, tender their Common Shares pursuant to the Offer and approve and adopt this Agreement and the Merger, (C) determined that each of the Transaction Agreements and the Transactions, including the Offer and the Merger, are fair to and in the best interests of the shareholders of the Company, (D) determined that the consideration to be paid for each Common Share in the Offer and the Merger is fair to the shareholders of the Company, and (E) declared that each of the Transaction Agreements is advisable, and (ii) Rothschild Inc. has delivered to the Company Board its written opinion that the consideration to be received by the Company's shareholders other than Robert M. Goodfriend and his immediate family and family trusts in respect of each Common Share pursuant to the Offer and the Merger is fair to such shareholders from a financial point of view.

          (b) Concurrently with the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "SCHEDULE 14D-9") which shall, subject to the fiduciary duties of the Company's directors under applicable Law and to the provisions of this Agreement, contain the recommendation referenced in clause (v) of SECTION 4.21 hereof (the "COMPANY TENDER RECOMMENDATION"). The Company hereby consents to the inclusion of the Company Tender Recommendation in the Offer Documents. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to all holders of Common Shares, in each case as and to the extent required by applicable federal securities laws. Each of the Company, on the one hand, and Parent and Acquisition Corp., on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to all holders of the Common Shares, in each case as required by applicable federal securities laws. Parent, Acquisition Corp. and their counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 and any amendment thereto before it is filed with the SEC. In addition, the Company agrees to provide Parent, Acquisition Corp. and their counsel in writing with any comments the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments, and shall provide Parent and Acquisition Corp. with a reasonable opportunity to comment on the proposed responses thereto.

          (c) In connection with the Offer, the Company shall promptly (but in any event within five Business Days) after the date hereof, furnish or cause to be furnished to Acquisition Corp. mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Common Shares as of the most recent practicable date prior to delivery of such information and all updates to such information, and shall furnish Acquisition Corp. with such information and assistance as Acquisition Corp. or any of its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Common Shares. Subject to applicable law or legal process and except for such steps as are necessary to disseminate the Offer Documents, Parent and Acquisition Corp. shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, shall use such information only in connection with the Offer, the Merger and the other Transactions, and, if this Agreement is terminated, shall upon the request of the Company deliver or cause to be delivered to the Company, or cause to be destroyed, all copies of such information then in its possession or the possession of its agents or representatives.

     1.03 DIRECTORS.

          (a) Promptly upon the purchase of and payment for any Common Shares by Parent, Acquisition Corp. and/or any of their affiliates pursuant to the Offer and at all times thereafter, Parent shall be entitled to elect or designate such number of directors, rounded up to the next whole number, on the Company Board as is equal to the product of the total number of directors on such Company Board (giving effect to the directors designated or elected by Parent pursuant to this sentence) multiplied by the percentage that the aggregate number of Common Shares beneficially owned by Parent, Acquisition Corp. and/or any of their respective affiliates bears to the total number of Common Shares then issued and outstanding. The Company shall, upon the request of Parent, use its best efforts to promptly (but in any event within two Business Days after receipt of such request) take such actions, including filling vacancies or newly created directorships on the Company Board, increasing the size of the Company Board, including by amending the bylaws of the Company if necessary to so increase the size of the Company Board, and/or securing the resignations of such number of its incumbent directors, as is necessary to enable Parent's designees to be so elected or designated to the Company Board, and shall cause Parent's designees to be so elected or appointed at such time. The Company shall, upon the request of Parent, also cause Persons elected or designated by Parent to constitute the same percentage (rounded up to the next whole number) as is on the Company Board of (i) each committee of the Company Board, (ii) each board of directors (or similar body) of each Subsidiary (as defined in SECTION 3.01 hereof) of the Company (each a "SUB BOARD") and (iii) each committee (or similar body) of each Sub Board, in each case only to the extent permitted by applicable Law and the rules of any stock exchange or quotation system on which the Common Shares are listed. Notwithstanding the foregoing, until the Effective Time (as defined in SECTION 2.02 hereof), neither Parent nor Acquisition Corp. shall remove (other than for cause) any of the Designated Company Directors (as defined in SECTION 1.03(B) below) or request that any of the Designated Company Directors resign from the Company Board; PROVIDED that, subsequent to the purchase of and payment for Common Shares pursuant to the Offer, Parent shall always be entitled to have its designees represent a majority of the entire Company Board. The Company's obligations under this SECTION 1.03(A) shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to such Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this SECTION 1.03(A), including mailing to shareholders the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected or appointed to the Company Board. Parent or Acquisition Corp. will supply the Company any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this SECTION 1.03(A) are in addition to and shall not limit any rights which Acquisition Corp., Parent or any of their affiliates may have as a holder or Beneficial Owner of Common Shares as a matter of Law with respect to the election of directors or otherwise.

          (b) Prior to the purchase of and payment for any Common Shares by Parent, Acquisition Corp. and/or any of their affiliates pursuant to the Offer,
(i) to effect the transactions contemplated by SECTION 1.03(A) hereof, the Company Board shall approve, and shall not have withdrawn or amended, resolutions (x) to increase the number of members of the Company Board from five to up to ten directors (as determined by Parent in its sole discretion), to be effective at such time as Parent, Acquisition Corp. and/or any of their affiliates purchases any Common Shares, and (y) to elect Persons designated by Parent prior to consummation of the transactions contemplated by SECTION 1.03(A) to fill the vacancies created by such increase in the number of directors, effective upon such increase and (ii) each of the directors of the Company prior to the consummation of the transactions contemplated by SECTION 1.03(A) hereof, other than three directors of the Company determined by Acquisition Corp. in its sole and absolute discretion (the "DESIGNATED COMPANY DIRECTORS"), shall deliver to the Company a letter stating that such director has irrevocably resigned from the Company Board, and from each committee thereof, effective at such time as Parent, Acquisition Corp. and/or any of their affiliates purchases Common Shares to the extent such resignations are necessary to permit all of Parent's designees to which Parent is entitled pursuant to SECTION 1.03(A) hereof to be elected or designated to the Company Board.

          (c) In the event that Parent's designees are elected or appointed to the Company Board, until the Effective Time, the Company Board shall have at least such number of directors as may be required by the rules of the Nasdaq National Market, Inc. ("NASDAQ") or the federal securities laws and the SEC rules and regulations thereunder who are considered independent directors within the meaning of the rules of Nasdaq ("INDEPENDENT DIRECTORS"), PROVIDED that, in such event, if the number of Independent Directors shall be reduced below the number of directors as may be required by such rules and regulations and the federal securities laws and the SEC rules and regulation thereunder for any reason whatsoever, the remaining Independent Director(s) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of this Agreement or, if no other Independent Director then remains, the other directors shall designate such number of directors as may be required by the rules of Nasdaq and the federal securities laws and the SEC rules and regulation thereunder, to fill such vacancies who shall not be shareholders or affiliates of Parent or Acquisition Corp., and such Persons shall be deemed to be Independent Directors for purposes of this Agreement.

          (d) From and after the time, if any, that Parent's designees constitute a majority of the Company Board, any amendment of this Agreement, any termination of this Agreement by the Company, any extension of time for performance of any of the obligations of Parent or Acquisition Corp. hereunder, any waiver of any condition or any of the Company's rights hereunder or other action by the Company hereunder that adversely affects the holders of Common Shares may be effected only by the action of a majority of the Independent Directors, including, for these purposes, the vote of a majority of the Designated Company Directors, which action shall be deemed to constitute the action of the full Company Board; PROVIDED that, if there shall be no Designated Company Directors, such actions may be effected by majority vote of the entire Company Board.

                                    ARTICLE 2

                                   THE MERGER

     2.01 THE MERGER. At the Effective Time (as defined in SECTION 2.02), subject to the terms and conditions of this Agreement and in accordance with the provisions of the Tenn. Acts, Acquisition Corp. shall be merged with and into the Company (the "MERGER"). Following the Merger, the separate corporate existence of Acquisition Corp. shall cease, and the Company shall continue as the surviving corporation (sometimes hereinafter referred to as the "SURVIVING CORPORATION") and shall continue to be governed by the laws of the State of Tennessee.

     2.02 EFFECTIVE TIME. As soon as practicable following the Closing (as defined in SECTION 2.07), and provided that this Agreement has not been terminated or abandoned pursuant to ARTICLE 8 hereof, the Company and Acquisition Corp. will cause articles of Acquisition Corp. substantially in the form attached hereto as EXHIBIT A (the "ARTICLES OF MERGER") to be duly executed, acknowledged and filed, in the manner required by the Tenn. Acts, with the Secretary of State of the State of Tennessee, and the parties shall take such other and further actions as may be required by law to make the Merger effective. The date and time the Merger becomes effective in accordance with applicable law is referred to herein as the "EFFECTIVE TIME."

     2.03 EFFECTS OF THE MERGER. The Merger shall have the effects set forth herein, in the Articles of Merger and in the Tenn. Acts. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition Corp. shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Corp. shall become the debts, liabilities and duties of the Surviving Corporation.

     2.04    CHARTER AND BYLAWS OF THE SURVIVING CORPORATION.

          (a) The Charter of the Company as in effect immediately prior to the Effective Time shall be amended in its entirety substantially as provided in EXHIBIT B attached hereto, and, as so amended, shall be the Charter of the Surviving Corporation until duly amended.

          (b) The Bylaws of the Company as in effect immediately prior to the Effective Time shall be amended in its entirety substantially as provided in EXHIBIT C attached hereto, and, as so amended, shall be the Bylaws of the Surviving Corporation until duly amended.

     2.05  DIRECTORS  OF  THE  SURVIVING  CORPORATION.   The  directors  of
Acquisition Corp. immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with applicable law and the Surviving Corporation's Charter and Bylaws.

     2.06 OFFICERS OF THE SURVIVING CORPORATION. The officers designated by Acquisition Corp. immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

     2.07 CLOSING. Subject to the conditions contained in this Agreement, the closing of the Merger (the "CLOSING") shall take place (i) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, as promptly as practicable but in no event later than the third Business Day following the satisfaction (or waiver if permissible) of the conditions set forth in ARTICLE 7 that by their terms are not to be satisfied at the Closing or
(ii) at such other place and time and/or on such other date as the Company and Acquisition Corp. may agree in writing. The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE."

     2.08 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances in law or any other acts are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or Acquisition Corp., the Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation, and the officers and directors of the

Surviving Corporation are authorized in the name of the Company to take any and all such action.

                                    ARTICLE 3

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                      OF THE COMPANY AND ACQUISITION CORP.

     3.01      EFFECT ON SHARES OF CAPITAL STOCK.

          (a) COMMON SHARES OF THE COMPANY. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Common Shares, the Company or Acquisition Corp., each Common Share that is issued and outstanding immediately prior to the Effective Time (other than those Common Shares to be canceled pursuant to SECTION 3.01(B) shall be canceled and extinguished and converted into the right to receive the Offer Price (the "MERGER CONSIDERATION"), payable to the holder thereof, without interest or dividends thereon, less any applicable withholding of taxes, in the manner provided in SECTION 3.03. All such Common Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and each holder of a certificate or certificates representing any such Common Shares shall cease to have any rights with respect thereto, except the right to receive the consideration specified in the preceding sentence.

          (b) CANCELLATION OF CERTAIN COMMON SHARES. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Common Shares, the Company or Acquisition Corp., each Common Share that is owned by the Company or any wholly owned Subsidiary as treasury stock or otherwise or owned by Acquisition Corp. or Parent or any of their respective Subsidiaries immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

          (c) CAPITAL STOCK OF ACQUISITION CORP.. As of the Effective Time, each share of common stock, no par value per share, of Acquisition Corp. ("ACQUISITION CORP. COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders of Acquisition Corp. Common Stock, the Company or Acquisition Corp., be converted into three hundred thirty thousand (330,000) validly issued, fully paid and non-assessable shares of common stock, no par value per share, of the Surviving Corporation ("SURVIVING CORPORATION COMMON STOCK"). Each certificate that, immediately prior to the Effective Time, represented issued and outstanding shares of Acquisition Corp. Common Stock shall,  from and  after  the  Effective  Time,  automatically  and  without  the necessity of presenting the same for exchange, represent the shares of the Surviving Corporation capital stock into which such shares have been converted pursuant to the terms hereof; provided, however, that the record holder thereof shall receive, upon surrender of any such certificate, a certificate representing the shares of Surviving Corporation Common Stock into which the shares of Acquisition Corp. Common Stock formerly represented thereby shall have been converted pursuant to the terms hereof.

     3.02 OPTIONS; STOCK PLANS.

          (a) For purposes of this Agreement, the term "OPTION" means each outstanding unexercised option to purchase Common Shares, whether or not then vested or fully exercisable, granted on or prior to the date hereof to any current or former employee or director of the Company or any Subsidiary of the Company or any other person, whether under any stock option plan or otherwise (including, without limitation, under the 1991 Stock Incentive Plan (the "1991 PLAN"), the 1993 Stock Option Plan, the Discounted Stock Option Plan for Directors (the "DIRECTOR PLAN"), the 1997 Stock Option Plan and the 2005 Stock Incentive Plan) (collectively, the "STOCK PLANS").

          (b) Prior to the Offer Payment Date, (i) the Company shall clarify its interpretations of the 1991 Plan and the Director Plan and take such other actions reasonably requested by Parent or Acquisition Corp. to clarify that at the Effective Time, all Options issued under the 1991 Plan and the Director Plan shall be converted into the right to receive Option Consideration (as defined below) and (ii) the Company shall take all actions necessary so that (A) immediately prior to the Effective Time, each outstanding Option granted under the Stock Plans, including each outstanding Option held by those holders of record listed on the OPTIONS SCHEDULE attached hereto, shall become immediately vested and exercisable in full and (B) at the Effective Time, all Options shall be canceled, in each case, in accordance with and pursuant to the terms of the Stock Plans under which such Options were granted. In consideration of such cancellation, each holder of an Option canceled in accordance with this SECTION 3.02(B) will be entitled to receive in settlement of such Option as promptly as practicable following the Effective Time, but in no event later than 10 Business Days after the Effective Time, a cash payment from the Payment Fund (as defined in SECTION 3.03), subject to any required withholding of taxes, equal to the product of (i) the total number of Common Shares otherwise issuable upon exercise of such Option and (ii) the amount, if any, by which the Merger Consideration per Common Share exceeds the applicable exercise price per Common Share otherwise issuable upon exercise of such Option (the "OPTION CONSIDERATION"); provided, however, that with respect to any person subject to
Section 16 of the Exchange Act, any such amount shall be paid as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act.

          (c) If requested by Parent or Acquisition Corp., the Company shall use commercially reasonable efforts to obtain from each holder of an Option issued pursuant to the Stock Plans to execute a written acknowledgment of such holder that effective as of the Effective Time, (i) the payment of the Option Consideration, if any, will satisfy in full the Company's obligation to such person pursuant to such Option and (ii) subject to the payment of the Option Consideration, if any, all Options held by such holder shall, without any action on the part of the Company or the holder, be deemed terminated, canceled, void and of no further force and effect as between the Company and the holder and neither party shall have any further rights or obligations with respect thereto. Such written acknowledgment shall be substantially in the form attached hereto as EXHIBIT D.

          (d) Prior to the consummation of the acquisition of Common Shares by Acquisition Corp. pursuant to the Offer, the Company shall take all actions (including, if appropriate, amending the terms of the relevant Stock Plans or amending or waiving relevant agreements providing for vesting conditions on Common Shares or Options therefor) that are necessary to give effect to the transactions contemplated by this SECTION 3.02.

          (e) Except as otherwise provided herein or agreed to in writing by Parent and the Company or as may be necessary to administer Options remaining outstanding following the Effective Time, the Stock Plans shall terminate effective as of the Effective Time and no participant in the Stock Plans shall thereafter be granted any rights thereunder to acquire any equity securities of the Company, the Surviving Corporation, Parent or any Subsidiary of any of the foregoing.

          (f) The Company covenants that prior to the Effective Time it will take all actions necessary under that certain SEC no-action letter, dated January 12, 1999, to Skadden, Arps, Slate, Meagher & Flom LLP, to provide that the cancellation, cash-out and conversion of Options, pursuant to this SECTION 3.02, will qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act.

     3.03   PAYMENT  FOR  COMMON   SHARES  AND   OPTIONS  IN  THE  MERGER.

          (a) Prior to the Effective Time, Acquisition Corp. shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as exchange and paying agent, registrar and transfer agent (the "AGENT") for the purpose of (i) exchanging certificates representing, immediately prior to the Effective Time, Common Shares for the aggregate Merger Consideration and (ii) making payment of the aggregate Option Consideration in exchange for the cancellation of all then-outstanding Options. Subject to the Company's obligations to deposit cash in the Payment Fund described in this SECTION 3.03(A), at or prior to the Effective Time, Acquisition Corp. shall deposit, or Acquisition Corp. shall otherwise take all steps necessary to cause to be deposited, in trust with the Agent for the benefit of the holders of Common Shares and Options, as the case may be, cash in an aggregate amount equal to the sum of (i) the product of (A) the number of Common Shares issued and outstanding immediately prior to the Effective Time and entitled to receive the Merger Consideration in accordance with SECTION 3.01(A) and (B) the Merger Consideration and (ii) the amount necessary for the payment in full of the Option Consideration (such aggregate amount described in (i) and (ii) being hereinafter referred to as the "PAYMENT FUND"). The Company shall, as of the Offer Payment Date, have sufficient unrestricted domestic cash on hand to pay any unpaid Expenses contemplated by SECTION 4.27 (including, without limitation, those incurred or which may be incurred by the Financial Advisor and counsel to the Company (including Expenses incurred in connection with any litigation with respect to, arising from or related to the Transactions)) and at the request of Acquisition Corp. or Parent, shall use commercially reasonable efforts to deposit all other available domestic cash of the Company (taking into account the reasonable short-term working capital needs of the Company) with the Agent for deposit into the Payment Fund prior to the Effective Time. The Agent shall, pursuant to instructions provided by Acquisition Corp., make the payments provided for in SECTION 3.01 and SECTION 3.02 of this Agreement out of the Payment Fund (it being understood that any and all interest earned on funds made available to the Agent pursuant to this Agreement shall be turned over to the party depositing such funds with the Agent). The Payment Fund shall not be used for any other purpose except as provided in this Agreement.

          (b) Promptly after the Effective Time, but in no event later than 10 Business Days after the Effective Time, the Surviving Corporation shall cause the Agent to mail to each record holder of certificates (the "CERTIFICATES") that immediately prior to the Effective Time represented Common Shares (i) a notice of the effectiveness of the Merger, (ii) a form letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Agent, and (iii) instructions for use in surrendering such Certificates and receiving the Merger Consideration in respect thereof.

          (c) Upon surrender to the Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive, within 10 Business Days after such surrender, in exchange therefor, in the case of Common Shares (other than Common Shares to be canceled pursuant to SECTION 3.01(B)), cash in an amount equal to the product of (i) the number of Common Shares formerly represented by such Certificate and (ii) the Merger Consideration, which amounts shall be paid by Agent by check or wire transfer in accordance with the instructions provided by such holder. No interest or dividends will be paid or accrued on the consideration payable upon the surrender of any Certificate. If the consideration provided for herein is to be delivered in the name of a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of such delivery that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery shall pay any transfer or other taxes required by reason of such delivery to a person other than the registered holder of the Certificate, or that such person shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this SECTION 3.03, each Certificate (other than Common Shares to be canceled pursuant to SECTION 3.01(B)) shall represent, for all purposes, in the case of Certificates representing Common Shares (other than Common Shares to be canceled pursuant to SECTION 3.01(B)), only the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of Common Shares formerly evidenced by such Certificate without any interest or dividends thereon.

          (d) The consideration issued upon the surrender of Certificates in accordance with this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such Common Shares formerly represented thereby. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Common Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this ARTICLE 3.

          (e) Any portion of the Payment Fund (including any amounts that may be payable to the former shareholders of the Company in accordance with the terms of this Agreement) which remains unclaimed by the former shareholders of the Company upon the 180th day immediately following the Closing Date shall be returned to the Surviving Corporation, upon demand, and any former shareholders of the Company who have not theretofore complied with this ARTICLE 3 shall, subject to SECTION 3.03(F), thereafter look to the Surviving Corporation only as general unsecured creditors thereof for payment of any Merger Consideration, without any interest or dividends thereon, that may be payable in respect of each Common Share held by such shareholder. Following the Closing, the Agent shall retain the right to invest and reinvest the Payment Fund on behalf of the Surviving Corporation in securities listed or guaranteed by the United States government or certificates of deposit of commercial banks that have, or are members of a group of commercial banks that has, consolidated total assets of not less than $500,000,000 and the Surviving Corporation shall receive the interest earned thereon.

          (f) None of Acquisition Corp., the Company or Agent shall be liable to a holder of Certificates or any other person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered upon the second anniversary of the Closing Date (or immediately prior to such earlier date on which any Merger Consideration, dividends (whether in cash, stock or property) or other distributions with respect to Common Shares in respect of such Certificate would otherwise escheat to or become the property of any
Governmental Authority (as defined in SECTION 4.06(B)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

          (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit (in form and substance acceptable to the Surviving Corporation) of that fact by the person (who shall be the record owner of such Certificate) claiming such Certificate to be lost, stolen or destroyed, the agreement to indemnify the Surviving Corporation against any claim that may be made against it with respect to such Certificate and, if required by the Surviving Corporation, the posting by such person of a bond in such amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

          (h) Each of the Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Common Shares or Options pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment or any other payment in connection with the transactions contemplated by this Agreement under the Internal Revenue Code of 1986, as amended (the "CODE"), or any applicable provision of state, local or foreign tax law. To the extent that amounts are so deducted or withheld and paid over to the appropriate taxing authority by Agent, the Surviving Corporation or Parent, such amounts shall be treated for all purposes of this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.



                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as set forth on the corresponding sections of the Company Disclosure Schedule (as defined below), the Company represents and warrants to each of Acquisition Corp. and Parent as of the date hereof and as of the scheduled expiration of the Offer and the Offer Payment Date that:

     4.01 ORGANIZATION AND QUALIFICATION. The Company and each of its Subsidiaries (as described in SECTION 4.05) is a corporation, limited liability company or limited partnership, as the case may be, duly organized or formed, as the case may be, validly existing and in good standing (to the extent applicable) under the laws of its state or jurisdiction of incorporation or formation, as the case may be, and has the requisite power and authority to carry on its business as now being conducted, except where the failure to be in good standing (to the extent applicable) would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). Except as set forth in SECTION 4.01 of the disclosure schedule delivered by the Company to Acquisition Corp. and Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing (to the extent applicable), in each jurisdiction where the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing (to the extent applicable) would not, individually or in the aggregate, have a Company Material Adverse Effect. As used in this Agreement, the term "COMPANY MATERIAL ADVERSE Effect" means any effect, event, or change that (i) is, or is reasonably likely to be, materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) prevents or materially delays, or is reasonably likely to prevent or materially delay, the ability of the Company and its Subsidiaries to perform in all material respects their obligations under this Agreement or to consummate the transactions contemplated hereby (the "TRANSACTIONS") in accordance with the terms hereof, except for any effect, event or change (w) that is generally applicable to the industry or markets in which the Company and its Subsidiaries operate and not affecting the Company or any of its Subsidiaries in any materially more adverse manner or degree therefrom, (x) that is generally applicable to the United States economy or securities markets or the world economy or international securities markets, (y) the public announcement or existence of this Agreement and the transactions contemplated hereby, or (z) the failure by the Company to meet any internal or published projections, forecasts or predictions of financial performance for any period ending on or after July 30, 2005 (but any underlying facts causing the Company to fail to meet such projections, forecasts or predictions shall not constitute an exception to the definition of Company Material Adverse Effect).

     4.02 CHARTER DOCUMENTS AND BYLAWS. The charter attached as Exhibit 3.1 of the SEC Report for the period ending July 29, 1995 is a complete and correct copy of the Charter and the bylaws attached as Exhibit 3.2 of the SEC Report for the period ending January 29, 1995 is a complete and correct copy of the bylaws of the Company, each in full force and effect as of the date hereof. The Company is not in violation of any of the provisions of its charter or bylaws. The Company has heretofore made available to Acquisition Corp. a complete and correct copy of the Charter and the bylaws (or equivalent organizational documents) of each Subsidiary of the Company in full force and effect as of the date hereof. No Subsidiary of the Company is in violation in any material respect of any of the provisions of its charter or bylaws (or equivalent organizational documents).

     4.03 CAPITALIZATION.

          (a) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 50,000,000 shares have been designated as Common Shares and 50,000,000 shares have been designated as Class B Common Stock, no par value per share

("CLASS B COMMON STOCK"), and 2,000,000 shares of preferred stock, par value $1.00 per share ("PREFERRED STOCK"). Except for Common Shares issued after the date of this Agreement upon exercise of Options outstanding as of the date of this Agreement, (i) 33,128,681 shares of Common Shares are issued and outstanding, (ii) no shares of Class B Common Stock are issued and outstanding,
(iii) no shares of Preferred Stock are issued and outstanding and (iv) no Common Shares are held by the Company in its treasury. The Company has 8,625,000 Common Shares reserved for issuance pursuant to the Stock Plans, of which 3,475,001
Common Shares are subject to outstanding Options, and the weighted average exercise price for such Options is $7.80 (except for any changes caused by the exercise of Options after the date of this Agreement which were outstanding on the date hereof). Except as set forth in this SECTION 4.03, there are not now, and at the Effective Time there will not be, any options, warrants, calls, subscriptions, or other rights, or other agreements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue, transfer or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary of the Company.
SECTION 4.03(A) of the Company Disclosure Schedule sets forth the name of each holder of an Option, together with the grant date, exercise price, number of Common Shares issuable upon exercise of each such Option, vesting schedule of each such Option, the number of vested and unvested Options of each Option holder and the specific Stock Plan pursuant to which such Option was issued, except with respect to any unintentional misstatement which would not affect the number of Common Shares issuable upon exercise of the Options or the aggregate Option Consideration with respect to all Options. All issued and outstanding Common Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable, are owned by either the Company or another of its wholly-owned Subsidiaries, free and clear of all Liens (as defined in SECTION 4.06(A)) other than Permitted Liens (as defined in SECTION 4.24(D)). There are no outstanding options, warrants, calls, subscriptions, convertible securities or other rights, or other agreements or commitments, obligating any Subsidiary of the Company to issue, transfer or sell any shares of its capital stock or other equity interests. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Company or any Subsidiary of the Company.

          (b) To the knowledge of the Company, without having made inquiry of any of its shareholders, except for estate planning and similar trust agreements, there are no shareholders agreements, voting trusts or other agreements or understandings relating to voting or disposition of any shares of capital stock of the Company or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the Company Board. The Company is not party to any agreement granting registration rights to any Person.

     4.04  AUTHORITY  RELATIVE  TO  THIS  AGREEMENT.  The  Company  has the
requisite corporate power and authority to execute and deliver this Agreement and the Acquisition Corp. Stock Option Agreement, to perform its obligations hereunder and thereunder, subject, with respect to this Agreement, to the approval of this Agreement and the Merger by the holders of a majority of the outstanding Common Shares entitled to vote thereon with respect to the Merger, and to consummate the Transactions. The execution and delivery of this Agreement and the Acquisition Corp. Stock Option Agreement and the consummation of the Merger and the other Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the Company's execution and delivery of this Agreement or the Acquisition Corp. Stock Option Agreement or to consummate the Transactions (other than, with respect to this Agreement and the Merger, the approval of this Agreement and the Merger by the holders of a majority of the outstanding Common Shares entitled to vote thereon and, with respect to the Merger, the filing or recordation of appropriate merger documents as required by the Tenn. Acts). This Agreement and the Acquisition Corp. Stock Option Agreement have been duly and validly executed and delivered by the Company, and (assuming this Agreement constitutes a valid and binding obligation of Acquisition Corp. and Parent) constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity. Upon consummation of the Transactions, Parent will own all of the outstanding capital stock of the Company, including all of the outstanding Common Shares, and all Options shall have been cancelled and be of no further force or effect.

     4.05 COMPANY SUBSIDIARIES. SECTION 4.05 of the Company Disclosure Schedule contains a correct and complete list of each Subsidiary of the Company and the jurisdiction in which each such Subsidiary is incorporated or organized.
SECTION 4.05 of the Company Disclosure Schedule sets forth for each Subsidiary of the Company: (i) its authorized capital stock or share capital; (ii) the number of issued and outstanding shares of capital stock or share capital; and
(iii) the Company's direct or indirect equity interest therein. Except for (A) investments in marketable securities set forth in SECTION 4.05 of the Company Disclosure Schedule and (B) equity interests in the Company's Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person. No Subsidiary of the Company owns, directly or indirectly, any capital stock or other ownership interest in any Person, except for the capital stock and/or other ownership interest in another wholly-owned Subsidiary of the Company. Each Subsidiary is directly or indirectly wholly owned by the Company.

     4.06    NO VIOLATION; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery by the Company of this Agreement and the Acquisition Corp. Stock Option Agreement do not, and the performance of this Agreement and the Acquisition Corp. Stock Option Agreement by the Company and the consummation of the Transactions will not, (i) conflict with or violate any provision of the Company's charter or bylaws or conflict with or violate any provision of the articles of incorporation or bylaws or equivalent organization documents of any Subsidiary of the Company, (ii) assuming that all consents, approvals, authorizations and other actions described in SECTION 4.06(B) have been obtained and all filings and obligations described in SECTION 4.06(B) have been made or complied with, conflict with or violate in any material respect any foreign or domestic (federal, state or local) law, statute, ordinance, rule, regulation, permit, license, injunction, writ, judgment, decree or order (each, a "LAW" and, collectively, "LAWS") applicable to the Company or any of its Subsidiaries or by which any asset of the Company or any of its Subsidiaries is bound or affected, (iii) except as set forth in SECTION 4.06(A) of the Company Disclosure Schedule, materially conflict with, result in any breach of or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, require any notice, or require any payment under, or give rise to a loss of any benefit to which the Company or any Subsidiary of the Company is entitled under any provision of any Material Contract or (iv) result in the creation or imposition of a material lien, claim, security interest or other charge, title imperfection or encumbrance (each, a "LIEN" and, collectively, "LIENS") on any asset of the Company or any Subsidiary of the Company.

          (b) The execution and delivery by the Company of this Agreement and the Acquisition Corp. Stock Option Agreement do not, and the performance of this Agreement and the Acquisition Corp. Stock Option Agreement and the consummation by the Company of the Transactions will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any domestic (federal, state or local) or foreign government or governmental, regulatory or administrative authority, agency, commission, board, bureau, court or instrumentality or arbitrator of any kind ("GOVERNMENTAL AUTHORITY"), except for applicable requirements, if any, of the Exchange Act, the Securities Act of 1933, as amended (the "SECURITIES Act"), Nasdaq, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the rules and regulations thereunder, and filing and recordation of appropriate documents for the Merger as required by the Tenn. Acts.

          (c) Neither the execution of this Agreement or the Acquisition Corp. Stock Option Agreement nor the consummation of the Transactions will give rise to any dissenter or appraisal rights, including any contractual dissenter or appraisal rights or similar rights pursuant to the Tenn. Acts.

     4.07 SEC REPORTS AND FINANCIAL STATEMENTS.

          (a) The Company has filed all forms, reports, statements and schedules and made all other filings (the "SEC REPORTS") with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder since February 2, 2002. The SEC Reports, as well as all forms, reports, statements, schedules and other documents to be filed by the Company with the SEC after date hereof and prior to the Effective Time (the "FUTURE SEC REPORTS") (i) were prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the published rules and regulations of the SEC thereunder, each as applicable to such SEC Reports and such later filed Future SEC Reports and (ii) did not and will not as of the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were and will be made, not misleading. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act. As of the date hereof, there are no material unresolved comments issued by the staff of the SEC with respect to any of the SEC Reports.

          (b) Set forth in SECTION 4.07(B) of the Company Disclosure Schedule are copies of the Company's unaudited, consolidated balance sheet as of August 27, 2005 and statements of income and cash flows for the seven-month period ended August 27, 2005 (collectively, the "INTERIM FINANCIAL STATEMENTS"). Each of the Interim Financial Statements and the consolidated financial statements (including, in each case, any notes thereto) of the Company included in the SEC Reports or any Future SEC Report has been, and in the case of any Future

SEC Report will be, prepared in all material respects in accordance with the published rules and regulations of the SEC (including Regulation S-X) and in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated ("GAAP") (except as otherwise stated in such financial statements, including the related notes, or, in the case of unaudited interim financial statements, as may be permitted by the SEC under Forms 10-Q, 8-K or any successor forms under the Exchange Act), except as otherwise specifically set forth in SECTION 4.07(B) of the Company Disclosure Schedule, and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise set forth in the notes thereto (subject, in the case of unaudited statements, to the absence of complete footnote disclosure and to normal and recurring quarterly and year-end adjustments, none of which, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect). Except as set forth in SECTION 4.07(B) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries have any outstanding
Indebtedness (as hereinafter defined). For purposes of this Agreement, "INDEBTEDNESS" shall mean, with respect to any Person at a particular time and, in each case, except between or among the Company and any of its Subsidiaries,
(i) any obligation for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any obligation evidenced by any note, bond, debenture or other debt security, (iii) any obligation for the deferred purchase price of property or services with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current Liabilities (as defined in SECTION 4.07(D)) incurred in the ordinary course of business consistent with past practice), (iv) any commitment by which such Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any obligation guaranteed in any manner by such Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized or synthetic leases with respect to which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations such Person assures a creditor against loss, (vii) any obligation secured by a Lien (other than a Permitted Lien) on such Person's assets, (viii) any Liability under any deferred compensation plans, which Liability is payable or becomes due as a result of the transactions contemplated herein, and (ix) any fees, penalties, premiums or accrued and unpaid interest with respect to the foregoing (in the case of prepayments or otherwise) that would become due or payable as a result of the consummation of the Transactions. There are no obligations under any letters of credit in effect as of September 23, 2005 in excess of the amounts set forth in SECTION 4.07(B) of the Company Disclosure Schedule and any such obligations subsequent to the date hereof were entered into in the ordinary course of business in compliance with ARTICLE 6.

          (c) The management of the Company has (i) designed disclosure controls and procedures (as defined under the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and
(ii) disclosed, based on its most recent evaluation, to the Company's auditors and the audit committee of the Company Board (A) all significant deficiencies in the design or operation of internal control over financial reporting (as defined under the Exchange Act) which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal control over financial reporting (as defined under the Exchange Act) and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting (as defined under the Exchange Act). A summary of such disclosure made by management to the Company's auditors and audit committee is set forth in SECTION 4.07(C) of the Company Disclosure Schedule.

          (d) Except as disclosed in SECTION 4.07(D) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any liabilities or obligations of any kind or nature (whether accrued, absolute, contingent, determinable or otherwise) (collectively, "LIABILITIES"), except (i) Liabilities set forth on the face of the July 30, 2005 balance sheet included in the Company's Quarterly Report on Form 10-Q for the quarter ended July 30, 2005 or the footnotes thereto, (ii) Liabilities that have arisen after July 30, 2005 in the ordinary course of business and consistent with past practice (none of which is a liability for breach of contract, breach of warranty, tort, infringement, violation of law, claim or lawsuit), (iii) Liabilities under Contracts identified in SECTION 4.17(A) of the Company Disclosure Schedule or under Contracts not required to be identified on such Company Disclosure Schedule pursuant to SECTION 4.17 below which were entered into in the ordinary course of business consistent with past practice (but not Liabilities for any breach of any such Contract occurring on or prior to the Closing Date), or (iv) Liabilities not required by GAAP to be reflected on the consolidated balance sheet or notes thereto which would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in SECTION 4.07(D) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a guarantor or otherwise liable for any Liability (including Indebtedness) of any Person other than the following bonds to the extent disclosed in SECTION 4.07(D) of the Company Disclosure Schedule: (x) indemnity bonds entered into the ordinary course of business (e.g., workers compensation), (y) utility bonds or
(z) bonds entered into in connection with certain promotional activities and any similar Liabilities, in each case other than bonds which do not have a Liability exceeding $200,000 in the aggregate. No such bonds require any collateral.

          (e) Except as set forth in SECTION 4.07(E) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries is indebted to any director or officer of the Company or any of its Subsidiaries (except for amounts due as normal salaries and bonuses or in reimbursement of ordinary business expenses and directors' fees) and no such person is indebted to the Company or any of its Subsidiaries.

          (f) The Company does not have any unresolved comments from the staff of the SEC with respect to any SEC Report covered by SECTION 4.07(A).

          (g) The Company has no plans to file any amendments or modifications to any previously filed SEC Reports.

4.08 COMPLIANCE WITH APPLICABLE LAWS. Except as set forth in SECTION 4.08 of the Company Disclosure Schedule and except as would not have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in violation of any Order (as defined in SECTION 7.01(B)) of any Governmental Authority or any Law of any Governmental Authority applicable to the Company or any Subsidiary of the Company or any of their respective properties or assets and (ii) since February 2, 2002, the business operations of the Company and its Subsidiaries have been conducted in compliance with all Laws of each Governmental Authority.

     4.09  ABSENCE  OF CERTAIN  CHANGES  OR EVENTS.  Except as set forth in
SECTION 4.09 of the Company Disclosure Schedule or as contemplated by this Agreement, since January 29, 2005, the Company and its Subsidiaries have conducted their businesses only in the ordinary course of business and in a manner consistent with past practice and there has not been:

          (a) any material change in any method of accounting or accounting practice by the Company or any of its Subsidiaries or made any material write-down in the value of its inventory or accounts receivable or reversed any material accruals;

          (b) any declaration of any dividend scheduled to be paid after the date hereof or, other than regular quarterly dividends and distributions from any Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company, any declaration, setting aside or payment of any dividend (whether in cash, stock or other property) or other distribution in respect of the Company's securities or any redemption, purchase or other acquisition of any of the Company's securities;

          (c) any issuance or the authorization of any issuance of any securities in respect of, in lieu of or in substitution for shares of its capital stock, except for (i) the granting of Options set forth in SECTION 4.03(A) of the Company Disclosure Schedule and (ii) the issuance of any Common Shares pursuant to the exercise of any Options;

          (d) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

          (e) any issuance by the Company or any of its Subsidiaries of any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities, except for (i) the granting of Options set forth in SECTION 4.03(A) of the Company Disclosure Schedule and (ii) the issuance of any Common Shares pursuant to the exercise of any Options;

          (f) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than the issuance of letters of credit in the ordinary course of business consistent with past practices of the Company and its Subsidiaries;

          (g) any creation or assumption by the Company or any of its Subsidiaries of any Lien on any material assets other than Permitted Liens;

          (h) any making of any loans, advances or capital contributions to or investment in any entity or person, other than loans, advances or capital contributions to or investments in the Company or its wholly owned Subsidiaries other than in connection with the construction of stores pursuant to a lease agreement relating to Leased Real Property in the ordinary course of business (which as of August 27, 2005 is set forth in SECTION 4.17(A) of the Company Disclosure Schedule);

          (i) any entry into any Contract related to the acquisition or disposition of any business or any material assets other than inventory in the ordinary course of business;

          (j) any effect, event or change that has had or is reasonably likely to have a Company Material Adverse Effect;

          (k) any material increase in the benefits under, or the establishment, material amendment or termination of, any Benefit Plan (as defined in SECTION 4.13(B)) covering current or former employees, officers or directors of the Company or any of its Subsidiaries, or any material increase in the compensation payable or to become payable to or any other material change in the employment terms for any directors or officers with a title of vice president or higher of the Company or any of its Subsidiaries;

          (l) any entry by the Company or any of its Subsidiaries into any employment, consulting, severance, termination, change-of-control or indemnification agreement with any director or officer of the Company or any of its Subsidiaries or entry into any such agreement with director or officer with a title of vice president or higher for a noncontingent cash amount in excess of $50,000 per year or outside the ordinary course of business;

          (m) any capital expenditures that amount in the aggregate to more than $1,000,000 or any commitments with respect to capital expenditures and other planned capital expenditures through the Offer Payment Date in the ordinary course of business that amount in the aggregate to more than $2,000,000 (in each case by category); or

          (n) any authorization of, or agreement by the Company or any of its Subsidiaries to take, any of the actions described in this SECTION 4.09, except as expressly contemplated by this Agreement.

     4.10  CHANGE  OF  CONTROL.  SECTION  4.10  of the  Company  Disclosure
Schedule sets forth (i) all Contracts with the Company or any of its Subsidiaries, including but not limited to, severance plans, bonus plans, employment agreements, or any other plan, agreement or arrangement with any Person, pursuant to which a Liability is due or would become payable, in whole or in part, directly as a result of the consummation of any of the Transactions and (ii) the amount of any compensation, remuneration or other amounts which are or may be due or payable by the Company or any of its Subsidiaries as a result of the Transactions under such Contracts (including any such Liabilities which are or may be due or payable by the Company or any of its Subsidiaries assuming that each employee of the Company that is a party to a Contract is terminated without Cause immediately following the consummation of the Offer or Merger).

          4.11 LITIGATION. SECTION 4.11 of the Company Disclosure Schedule sets forth, as of the date hereof, each material suit, claim, action, material grievance, arbitration, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity other than workers' compensation claims or general liability claims which individually do not exceed $50,000, workers' compensation claims or general liability claims which were made after September 30, 2005 in the ordinary course of business. Other than as set forth on SCHEDULE 4.11 of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries is subject to any outstanding material order, writ, injunction or decree. All workers' compensation claims and general liability claims taken in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect.

     4.12   INFORMATION IN OFFER DOCUMENTS AND PROXY STATEMENT.

          (a) Each document required to be filed by the Company with the SEC in connection with the Transactions (the "COMPANY DISCLOSURE DOCUMENTS"), including, without limitation, the proxy or information statement of the Company containing information required by Regulation 14A under the Exchange Act and the
Schedule 14d-9 (together with all amendments and supplements thereto, the "PROXY STATEMENT"), to be filed with the SEC in connection with the Merger, will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. The representations and warranties contained in this SECTION 4.12(A) will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by Parent or any of their representatives specifically for use therein.

          (b) Neither the Schedule 14D-9, any other document required to be filed by the Company with the SEC in connection with the Offer, the Merger or any other transaction contemplated hereby, nor any information supplied by the Company for inclusion in the Offer Documents shall, at the respective times the
Schedule 14D-9, any such other filings by the Company, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to shareholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

          (c) At the time the Proxy Statement, if any, or any amendment or supplement thereto is first mailed to shareholders of the Company and at the time such shareholders vote on adoption of this Agreement and the Merger, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than the Proxy Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     4.13 BENEFIT PLANS.

(a) Except as disclosed in SECTION 4.13(A) of the Company Disclosure Schedule, there exist no employment, severance, retention, termination or change-of-control agreements, arrangements or understandings between the Company or any of its Subsidiaries and any individual current or former director or officer with a title of vice president or higher (or any dependent, beneficiary or relative of any of the foregoing) of the Company or any of its Subsidiaries (collectively, the "EMPLOYEES") other than the Company's obligations to former employees under the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any similar state law ("COBRA").

          (b) SECTION 4.13(B) of the Company Disclosure Schedule contains a complete and correct list of all existing (i) "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (collectively, the "PENSION PLANS"), including any such Pension Plans that are "multiemployer plans" (as such term is defined in
Section 4001(a)(3) of ERISA) (collectively,  the "MULTIEMPLOYER PENSION PLANS"),
(ii) "employee  welfare benefit plans" (as defined in Section 3(1) of ERISA) and
(iii) other bonus, deferred compensation, severance pay, pension, profit-sharing, retirement, insurance, stock purchase, stock option, vacation pay, sick pay or other fringe benefit plan or arrangement maintained, or contributed to, by the Company or any of its Subsidiaries for the benefit of any of the Employees or with respect to which the Company has any liability other than immaterial plans or arrangements (the foregoing clauses (i), (ii) and (iii) collectively, the "BENEFIT PLANS"). The Company has made available to Acquisition Corp. correct and complete copies of (i) each Benefit Plan document (or a written description of such Benefit Plan if no such formal document exists), (ii) the three most recent annual reports on Form 5500 as filed with the Internal Revenue Service with respect to each Benefit Plan (and all attachments thereto), (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, (iv) the most recent determination letter received from the Internal Revenue Service, if applicable, and (v) each trust agreement, insurance contract, group annuity contract or funding arrangement relating to any Benefit Plan, if applicable.

          (c) Except as disclosed in SECTION 4.13(C) of the Company Disclosure Schedule, all Pension Plans intended to be qualified plans under Section 401(a) of the Code may either rely on opinion letters issued for the form of plan or have been the subject of favorable determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code (taking into account the laws commonly referred to as "GUST"), no such determination or opinion letter has been revoked and, to the knowledge of the Company, nothing has occurred since the date of such determination that could reasonably be expected to adversely affect the qualification of such Benefit Plan.

          (d) None of the Benefit Plans is, and neither the Company or any of its Subsidiaries nor any ERISA Affiliate maintains, contributes to or has any liability or potential liability with respect to (i) a "single employer plan" (as such term is defined in Section 4001(a)(15) of ERISA) subject to Section 412 of the Code or Section 302 of Title I of ERISA or Title IV of ERISA, (ii) a "multiple employer plan" (as such term is defined in ERISA), (iii) a Multiemployer Pension Plan or (iv) a funded welfare benefit plan (as such term is defined in Section 419 of the Code). Each Benefit Plan and all of its related trusts have been maintained, funded and administered in all material respects in accordance with its terms, the terms of any applicable collective bargaining agreement and each Benefit Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws. With respect to each Benefit Plan, all contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code, and all contributions for any period ending on or before the Closing Date that are not yet due have been made or properly accrued. All premiums or other payments for all periods ending on or prior to the Closing Date have been paid or properly accrued with respect to each Employee Benefit Plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA). Except as set forth in SECTION 4.13(D) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any material unfunded liabilities with respect to any deferred compensation, retirement or other Benefit Plan that is not accurately reflected on the Company's balance sheet. For purposes of SECTION 4.13, "ERISA Affiliate" means each entity that is treated as a single employer with the Company or any Subsidiary for purposes of Section 414 of the Code.

          (e) None of the Company nor any of its Subsidiaries has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or any other breach of fiduciary responsibility with respect to any Benefit Plan subject to ERISA that reasonably could be expected to subject the Company or any of its Subsidiaries or any Employee to (i) any material tax or penalty on prohibited transactions imposed by Section 4975 or
(ii) any liability under Section 502(i) or Section 502(l) of ERISA. Except as disclosed in SECTION 4.13(E) of the Company Disclosure Schedule, as of the date of this Agreement, with respect to any Benefit Plan: (i) no filing or application is pending with the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the United States Department of Labor or any other governmental body, other than filings or applications which are filed in the ordinary course of the administration of any Benefit Plan and (ii) there is no action, suit, investigation, inquiry or claim pending or to the knowledge of the Company or any of its Subsidiaries threatened, other than routine claims for benefits under any Benefit Plan.

          (f) None of the Company or any of its Subsidiaries or any ERISA Affiliates has any obligation to provide any health benefits or other welfare benefits to retired or other former employees, except as specifically required by COBRA. Except as disclosed in SECTION 4.13(F) of the Company Disclosure Schedule, each Benefit Plan that provides medical, disability or other similar health benefits is fully insured. Incurred but not reported claims under each such Benefit Plan that is not fully insured have been properly accrued in accordance with GAAP. The Company and each ERISA Affiliate have complied in all material respects with the requirements of COBRA. With respect to any Benefit Plan that is a "health plan" (as defined in 45 C.F.R. Section 160.103), all required actions to comply in all material respects with the final privacy regulations issued under the Health Insurance Portability and Accountability Act of 1996 (45 CFR Parts 160 and 164 ("HIPAA privacy regulations") have been taken by April 14, 2003.

          (g) Except as set forth in SECTION 4.10 of the Company Disclosure Schedule, neither the Benefit Plans nor any other arrangement obligates the Company or any of its Subsidiaries to pay any separation, severance, termination or similar benefit, accelerate any vesting schedule, or alter the timing of any benefit payment, in whole or in part, as a result of any transaction contemplated by this Agreement and the Acquisition Corp. Stock Option Agreement or, in whole or in part, as a result of a change in control or ownership within the meaning of any Benefit Plan (or any other arrangement) or Section 280G of the Code.

          (h) Neither the Company nor any Subsidiary has any liability (potential or otherwise) with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) solely by reason of being treated as a single employer under Section 414 of the Code with any other entity.

     4.14 TAXES.

          (a) Except as set forth in SECTION  4.14(A) of the Company  Disclosure
Schedule: (i) the Company and each of its Subsidiaries has timely filed all income Tax Returns and all other material Tax Returns required to be filed by it, and each such Tax Return has been prepared in substantial compliance with all applicable laws and regulations and all such Tax Returns are true and correct; (ii) the Company and each of its Subsidiaries has paid (or the Company has paid on behalf of its Subsidiaries) all material Taxes (as hereinafter defined) required to be paid in respect of the periods covered by such returns and has made adequate provision in the Company's financial statements for payment of all material Taxes that have not been paid, whether or not shown as due and payable on any Tax Return, in respect of all taxable periods or portions thereof ending on or before the date hereof, subject to quarterly and year-end adjustments; and (iii) neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes subsequent to the date of the most recent financial statements contained in the SEC Reports other than in the ordinary course of the Company's or such Subsidiary's business.

          (b) Except as set forth in SECTION 4.14(B) of the Company Disclosure Schedule or which are not material: (i) no Tax Return of the Company or any of its Subsidiaries is under audit or examination by any taxing authority, and no written notice of such an audit or examination or any other audit or examination with respect to Taxes has been received by the Company or any of its Subsidiaries; (ii) each deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid, except for deficiencies currently being contested in good faith and for which adequate reserves, as applicable, have been established in the Company's financial statements in accordance with United States generally accepted accounting principles; (iii) there are no Liens for Taxes upon the assets of the Company or any of its Subsidiaries, except Liens relating to current Taxes not yet due and payable or otherwise being contested in good faith as to which appropriate reserves have been established in the Company's financial statements in accordance with United States generally accepted accounting principles; (iv) all Taxes which the Company or any of its Subsidiaries are required by law to withhold or to collect for payment have been duly withheld and collected; (v) none of the Company or any of its Subsidiaries has consented to extend the time in which any Tax may be assessed or collected by any taxing authority; and (vi) no written claim has been made by any taxing authority in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation in that jurisdiction.

          (c) Except as set forth in SECTION 4.14(C) of the Company Disclosure Schedule, there is no Contract or other arrangement, plan or agreement by or with the Company or any of its Subsidiaries covering any person that, individually or collectively, could give rise to the payment of any amount by the Company or any of its Subsidiaries that would not be deductible by the Company or such Subsidiary by reason of Sections 280G or 162(m) of the Code (or any corresponding provision of state, local or foreign law).

          (d) Except as set forth in SECTION 4.14(D) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has made available to Acquisition Corp. and Parent true, correct and complete copies of all income Tax Returns, and all examination reports and statements of deficiencies assessed against or agreed to by any of the Company or any of its

Subsidiaries that have been filed by or submitted to any of the Company or any of its Subsidiaries for all taxable years not barred by the statute of limitations.

          (e) Except as set forth in SECTION 4.14(E) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), (ii) is a party to or bound by any Tax allocation or Tax sharing agreement with any persons or entity other than the Company and its Subsidiaries, (iii) has any liability for the Taxes of any Person (other than any of the Company or any of its Subsidiaries) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise or (iv) has any liability for the Taxes of any Person other than the Company, the Subsidiaries of the Company or in connection with the acquisition, directly or indirectly, of any Person acquired by the Company or any of its Subsidiaries, other than under leases relating to the Leased Real Property.

          (f) Except as set forth in SECTION 4.14(F) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax Law);
(ii) "closing agreement" as described in Code ss. 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law); (iii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code ss. 1502 (or any corresponding or similar provision of state, local or foreign income Tax Law); (iv) installment sale made prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

          (g) None of the Company or any of its Subsidiaries has been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section (897)(c)(1)(A)(ii) of the Code.

          (h) Except as set forth in SECTION 4.14(H) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries has distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Sections 355 or 361.

          (i) As used in this SECTION 4.14, the terms (i) "TAX" (and, with correlative meaning, "TAXES") means: (A) any federal, state, local or foreign income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer, stamp, environmental or other tax, or any other tax of any kind whatsoever, whether disputed or not, together with any interest or penalty or addition to tax imposed by any Governmental Authority and (B) any liability of the Company or any of its Subsidiaries for payments of a type described in clause (A) as a result of (I) any obligation of the Company or any of its Subsidiaries under any tax sharing agreement or tax indemnity agreement or (II) the Company or any of its Subsidiaries being a member of an affiliated group (other than one of which the Company is the parent); and (ii) "TAX RETURN" means any report, return or other information or document required to be supplied to or filed with a taxing authority in connection with Taxes.

     4.15 INTELLECTUAL PROPERTY.

          (a) SECTION 4.15(A) of the Company Disclosure Schedule contains a complete and accurate list of all (a) except for shrink wrap, click wrap or other standard form licenses for commercially available software, patented or registered Intellectual Property (as defined in SECTION 4.15(B) below) owned or used by and material to the Company and each of its Subsidiaries, (b) pending patent applications and applications for registrations of other Intellectual Property filed by the Company and each of its Subsidiaries, (c) material unregistered trademarks and servicemarks owned by the Company and each of its Subsidiaries, and (d) except for shrink-wrap, click-wrap or other standard form licenses for unmodified commercially available software purchased or licensed for less than $50,000, all written licenses and other agreements by which the Company and each of its Subsidiaries grants to any third party the right to use any Intellectual Property owned by the Company or its Subsidiaries, all licenses and other agreements by which any third party grants to the Company or any of its Subsidiaries the right to use any material Intellectual Property and all other agreements that restrict the Company's and each of its Subsidiaries' ability to use or disclose any material Intellectual Property owned or used by the Company or any of its Subsidiaries, in each case identifying the subject Intellectual Property.

          (b) Except as set forth in SECTION 4.15(B) of the Company Disclosure Schedule, the Company and each of its Subsidiaries owns and possesses, free and clear of any Liens, or has a valid and enforceable license or otherwise has the right to use, all material Intellectual Property set forth in or required to be set forth in SECTION 4.15(A) of the Company Disclosure Schedule and all other Intellectual Property necessary for the operation of their respective businesses as currently conducted. As used in this Agreement, the term "INTELLECTUAL PROPERTY" means: (i) registered and unregistered trademarks, service marks, trade names, Internet domain names, and trade dress (including the good will associated with each); (ii) patents, patent applications, patent disclosures, inventions and related know how; (iii) registered and unregistered copyrights, copyrightable works and mask works; (iv) computer software, data and databases including, but not limited to, object code, source code, related documentation and all copyrights therein; (v) trade secrets and confidential information; and
(vi) all other intellectual property rights. Without limiting the generality of the foregoing and for the purpose of clarity, "INTELLECTUAL PROPERTY" includes intellectual property identified in clauses (i) through (vi) of the preceding sentence which may be embodied in: computer software (including source code, object code, data, databases and related documentation); systems, processes, methods, devices, machines, designs or articles of manufacture (whether patentable or unpatentable and whether or not reduced to practice); improvements thereto; technology; proprietary information; specifications; flowcharts; blueprints; schematics; protocols; programmer notes; customer and supplier lists; pricing and cost information; business and marketing plans; and proposals.

          (c) Except as set forth in SECTION 4.15(C) of the Company Disclosure Schedule, no loss or expiration of any Intellectual Property owned or used by the Company or any of its Subsidiaries is pending, or to the knowledge of the Company, threatened or reasonably foreseeable, which loss or expiration would have or reasonably be expected to have a Company

Material Adverse Effect. The Company and each of its Subsidiaries have taken all necessary reasonable steps to maintain and protect the material Intellectual Property owned by the Company or any of its Subsidiaries and will continue to maintain and protect all of the Intellectual Property prior to Closing, in each such case so as not to materially and adversely affect the validity or enforceability thereof. The Company and its Subsidiaries do not have any actual knowledge that the owners of any material Intellectual Property licensed to the Company or any of its Subsidiaries have not taken commercially reasonable action to maintain and protect the Intellectual Property which are subject to such licenses.

          (d) Except as set forth in SECTION 4.15(D) of the Company Disclosure Schedule, (i) all of the material Intellectual Property owned by the Company or any of its Subsidiaries is valid and enforceable, (ii) no material claim by any third party has been made since February 1, 2004, is currently outstanding or, to the knowledge of the Company is threatened, against the Company or any of its Subsidiaries contesting the validity, enforceability, use or ownership of any of the Intellectual Property owned or used by the Company or any of its Subsidiaries, (iii) neither the Company nor any of its Subsidiaries has infringed, misappropriated or otherwise conflicted with, and the operation of their business as currently conducted will not infringe, misappropriate or conflict with, any Intellectual Property of any third party, and neither the Company nor any of its Subsidiaries has received any notices asserting such a claim (including, without limitation, any demands to license any Intellectual Property from any third party) since February 1, 2004, and (iv) to the knowledge of the Company and its Subsidiaries, none of the material Intellectual Property owned or used by the Company or any of its Subsidiaries has been or is currently being infringed, misappropriated or otherwise violated by any third party. The transactions contemplated by this Agreement will not have a Company Material Adverse Effect on the Company's and its Subsidiaries' right, title or interest in and to the Intellectual Property owned or used by the Company or any of its Subsidiaries and all of such Intellectual Property shall be owned or available for use by the Company and its Subsidiaries on substantially the same terms and conditions immediately after the Closing.

          (e) Except as set forth in SECTION 4.15(E) of the Company Disclosure Schedule, to the knowledge of the Company, all of the computer software, computer firmware, computer hardware (whether general or special purpose) and other similar or related computer systems or software that are used or relied on by Company and its Subsidiaries in the conduct of their respective businesses is sufficient for the immediate and currently contemplated future needs of such businesses and is currently functioning without material errors.

     4.16 LICENSES AND PERMITS. The Company and its Subsidiaries are in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority ("PERMITS") necessary for the Company and its Subsidiaries to own, lease and operate its properties and carry on its business as it is now being conducted in all material respects (the "COMPANY PERMITS"). As of the date hereof, all of the Company Permits are in full force and effect and no material violation, suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. Except as disclosed in SECTION 4.16 of the Company Disclosure Schedule, none of the Company Permits will be terminated or impaired in any material respect or become terminable, in whole or in part, as a result of the Transactions.

     4.17 MATERIAL CONTRACTS.

          (a) SECTION 4.17(A) of the Company Disclosure Schedule sets forth a list (in effect as of the date of this Agreement) of each of the following Contracts (and each amendment or modification thereto), excluding purchase order and sales orders made in the ordinary course of business consistent with past practices: (i) pension, profit sharing, equity option, employee equity purchase, bonus or other plan or Contract of the Company or any of its Subsidiaries providing for deferred or other compensation to employees, former employees or consultants, or any collective bargaining agreement or other Contract of the Company or any of its Subsidiaries with any labor union; (ii) Contract for the employment of any officer, individual employee or other Person relating to the Company or any of its Subsidiaries on a full-time, part-time, consulting or other basis or relating to loans to members, managers, officers, directors or affiliates of the Company or any of its Subsidiaries; (iii) Contract under which the Company or any of its Subsidiaries has advanced or loaned or agreed to advance or loan to any other Person amounts exceeding $100,000 in the aggregate, other than (x) from the Company or a Subsidiary in the ordinary course of business, and (y) in connection with the construction of stores pursuant to a lease agreement relating to such Leased Real Property in the ordinary course of business, which is set forth in SECTION 4.17(A) of the Company Disclosure Schedule but it is understood that such schedule is only current as of August 27, 2005); (iv) Contract of the Company or any of its Subsidiaries relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company and its Subsidiaries; (v) Contract by which the Company or any of its Subsidiaries guarantees, endorses or otherwise becomes or is contingently liable upon the Liability of any other Person (other than by endorsements of instruments in the ordinary course of collection), or guaranties of the payment of dividends or other distributions upon the shares of any other Person; (vi) Contract under which the Company or one of its Subsidiaries is lessee of or holds or operates any property, real or personal, owned by any other Person, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $100,000; (vii) Contract under which the Company or one of its Subsidiaries is lessor of or permits any other Person to hold or operate any property, real or personal, owned or controlled by the Company or one of its Subsidiaries other than immaterial rights of way, easements, covenants or similar rights to real property; (viii) Contract of the Company or any of its Subsidiaries that is a settlement, conciliation or similar agreement requiring payment as of or after the execution date of this Agreement of consideration in excess of $50,000; (ix) material Contract of the Company or any of its Subsidiaries relating to any intangible property (including any Intellectual Property) or any other agreements affecting the Company's or any of its Subsidiaries' ability to use or disclose any Intellectual Property; (x) warranty agreement of the Company or any of its Subsidiaries relating to the services rendered or products sold or leased by it; (xi) distribution, supply or franchise agreement of the Company or any of its Subsidiaries; (xii) each Contract of the Company or any of its Subsidiaries with a term of more than three (3) months which is not terminable by the Company or one of its Subsidiaries upon less than thirty-two (32) days' notice without material penalty and involves a consideration in excess of $250,000 in the aggregate annually; (xiii) Contract prohibiting the Company or any of its Subsidiaries from freely engaging in business in any jurisdiction in the world in any material respect; (xiv) Contract of the Company or any of its Subsidiaries which involves the processing, auditing, originating or servicing of credit cards, including private label credit cards, debit cards, gift cards and other prepaid cards, and the related accounts and receivables; and (xv) Contract or group of related Contracts of the Company or any of its Subsidiaries which involves a consideration in excess of $500,000 in the aggregate annually other than purchase orders for inventory in the ordinary course of business consistent with past practices of the Company and its Subsidiaries (the items listed in clauses (i) through (xv) hereof, together with any Contract required to be disclosed pursuant to SECTION 4.15 hereof, collectively, the "MATERIAL CONTRACTS"). The Company has made available to Acquisition Corp. a correct and complete copy of each Material Contract listed in SECTION 4.17(A) of the Company Disclosure Statement.

          (b) Except as disclosed in SECTION 4.17(B) of the Company Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries is, nor to the Company's knowledge, is any other party, in material default under any Material Contract and (ii) there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute a material default. All Contracts to which the Company or any of its Subsidiaries is a party, or by which any of their respective assets are bound, are valid and binding, in full force and effect and enforceable against the Company or any such Subsidiary, as the case may be, and to the Company's knowledge, the other parties thereto in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to the general principles of equity and except as would not be material to the Company and its Subsidiaries, taken as a whole.

     4.18 ENVIRONMENTAL LAWS. Except as disclosed in SECTION 4.18 of the Company Disclosure Schedule:

          (a) The Company and its Subsidiaries have complied and are in compliance in all material respects with all Environmental Laws, including without limitation all environmental permits required by Environmental Law for the occupation of the Company's or its Subsidiaries' properties or facilities.

          (b) Neither the Company nor any of its Subsidiaries has received any written, or to the knowledge of the Company other notice or report regarding any violation of, or liability under, Environmental Laws with respect to its past or current operations or its past or current real properties or facilities which would be material to the Company and its Subsidiaries, taken as a whole.

          (c) Neither the Company nor any of its Subsidiaries, nor any predecessor or affiliate of the Company or its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released, or exposed any Person to, any substance, or owned or operated its business or any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to any material or potentially material liabilities or material or potentially material investigative, corrective or remedial obligations pursuant to CERCLA or any other Environmental Laws.

          (d) The Company has made available to Acquisition Corp. and Parent all material environmental audits, reports and other material environmental documents relating to the Company or any of its Subsidiaries or its or their current operations, properties or facilities (and any past operations, properties or facilities with respect to which environmental matters remain unresolved and are material to the Company and its Subsidiaries taken as a whole) which are in their possession or under its or their reasonable control.

          (e) Except for any other representations in this Agreement expressly referring to environmental matters, the representations contained in this
SECTION 4.18 shall be the exclusive representations and warranties with respect to environmental matters (including, without limitation, compliance with Environmental Laws and Hazardous Substances).

            "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other requirements having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, as the foregoing are enacted or in effect, on or prior to the Closing Date.

            "HAZARDOUS SUBSTANCES" shall mean any hazardous, toxic or polluting substance, material or waste or any other substance for which liability or standards of conduct are imposed under Environmental Laws, and shall include including petroleum or any derivative or by-product thereof, asbestos containing materials, radioactive materials, odors, mold and polychlorinated biphenyls.

            "RELEASE" shall mean any release, spill, leak, discharge, disposal, pumping, pouring, emitting, emptying, injecting, leaching, dumping or allowing to escape.

     4.19 OPINION OF FINANCIAL ADVISOR. The Special Committee has received the written opinion of Rothschild Inc. (the "FINANCIAL ADVISOR") to the effect that, as of the date hereof, subject to the factors and assumptions in the opinion, the Offer Price and the Merger Consideration to be received by the holders of Common Shares other than Robert M. Goodfriend and his immediate family and family trusts pursuant to the Offer and the Merger are fair to such holders from a financial point of view. The Company has made available a copy of such opinion to Parent.

     4.20 BROKERS. Except for the liability to the Financial Advisor pursuant to the engagement letter delivered to Acquisition Corp. prior to the date hereof, none of the Company or any of its Subsidiaries has or will have any liability for any brokerage fees, commissions, finder's fees or investment banking fees connection with the Transactions. Prior to the execution hereof, the Company has made available to Parent a complete and correct copy of all agreements between the Company and any broker, finder or investment banker pursuant to which any such Person would be entitled to any payment relating the Transactions.

     4.21 SPECIAL COMMITTEE AND COMPANY BOARD RECOMMENDATIONS. The Special Committee has unanimously (i) declared the advisability of this Agreement and the Transactions, (ii) determined that this Agreement and the Transactions, including the Offer and the Merger, are fair to and in the best interests of the shareholders of the Company, (iii) determined that the consideration to be paid in the Offer and the Merger is fair to and in the best interests of the shareholders of the Company, (iv) recommended that the Company Board approve and adopt this Agreement and the Transactions, including the Offer and the Merger,
(v) recommended that the Company's shareholders accept the Offer and tender their Common Shares, and (vi) subject to the provisions of SECTION 6.08 hereof, resolved to recommend that the shareholders of the Company approve and adopt this Agreement and the Merger and the other Transactions. Based upon the recommendation of the Special Committee, the Company Board, at a meeting duly called and held, has (i) declared the advisability of this Agreement and the Transactions and approved and adopted this Agreement and the Transactions, including the Offer and the Merger, in accordance with the Tenn. Acts and the Company's charter and bylaws, (ii) determined that this Agreement and the Transactions, including the Offer and the Merger, are fair to and in the best interests of the shareholders of the Company, (iii) determined that the consideration to be paid in the Offer and the Merger is fair to and in the best interests of the shareholders of the Company and (iv) subject to the provisions of SECTION 6.08 hereof, resolved to recommend that the shareholders of the Company accept the Offer and tender their Common Shares and approve and adopt this Agreement and the Merger and the other Transactions.

     4.22 REQUIRED SHAREHOLDER VOTE. The approval of this Agreement at the Shareholders Meeting (as defined in SECTION 6.02) by the holders of a majority of the issued and outstanding Common Shares entitled to vote at the Shareholders Meeting (the "SHAREHOLDER APPROVAL") is the only vote of the holders of any class or series of the Company's securities necessary to adopt and approve this Agreement, the Merger and the other Transactions.

     4.23 RELATED PARTY TRANSACTIONS. Except as set forth in SECTION 4.23 of the Company Disclosure Schedule or otherwise disclosed in the SEC Reports, no director, executive officer or any person who beneficially owns 5% or more of the issued and outstanding Common Shares is a party to any Contract with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets or has any material interest in any material property owned by the Company or any of its subsidiaries or has engaged in a transaction with any of the foregoing within the last 12 months, in each case, that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

     4.24 ASSETS AND PROPERTIES.

          (a) The Company and its Subsidiaries have good title to, or a valid leasehold interest in or valid right to use, all material properties and assets used by them, located on their premises or shown on the consolidated balance sheet of the Company and its Subsidiaries as of August 27, 2005 or acquired after the date thereof, free and clear of all Liens (other than properties and assets disposed of in the ordinary course of business since August 27, 2005, except for Liens disclosed on such consolidated balance sheet, and except for Permitted Liens). The Company and its Subsidiaries own, have a valid leasehold interest in, or have the valid and enforceable right to use all assets, tangible or intangible, necessary for the conduct of their businesses as presently conducted. Except as set forth in SECTION 4.24(A) of the Company Disclosure Schedule and except as would not have a Company Material Adverse Effect, all of the Company's and its Subsidiaries' buildings (including all components of such buildings, structures and other improvements), and all equipment, machinery, fixtures, improvements and other tangible assets (whether owned or leased) are in adequate condition and repair (ordinary wear and tear excepted) for the operation of their businesses as presently conducted.

          (b) SECTION 4.24(B) of the Company Disclosure Schedule sets forth the address and description of each parcel of Owned Real Property. With respect to each parcel of Owned


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


Real Property,  except as set forth in SECTION 4.24(B) of the Company Disclosure
Schedule: (i) the Company or its Subsidiaries have fee simple title, free and clear of all Liens except Permitted Liens as of the Closing Date; (ii) neither the Company nor any of its Subsidiaries has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein.

          (c) SECTION 4.24(C) of the Company Disclosure Schedule sets forth the address of each parcel of Leased Real Property, and a complete list of all Leases for each such Leased Real Property (including the date and name of the parties to such Lease document). The Company has made available to Parent and Acquisition Corp. a complete copy of each such Lease. Neither the Company nor its Subsidiaries are party to any oral Leases. Except as set forth in SECTION 4.24(C) of the Company Disclosure Schedule, with respect to each of the Leases:
(i) as to the Company and its Subsidiaries, such Lease is legal, valid, binding, enforceable and in full force and effect in all material respects; (ii) the transaction contemplated by this Agreement does not require the consent of or notice to any other party to such Lease, will not result in a material breach of or material default under such Lease, will not give rise to any recapture or similar rights, and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) none of the Company, its Subsidiaries, or, to the knowledge of the Company, any other party to the Lease is in material breach or material default under such Lease and no event, with the passage of time or giving of notice or both, would constitute a material breach or default under such Lease; (iv) the other party to such Lease is not an affiliate of the Company or any of its Subsidiaries; (v) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the contractual right to use or occupy such Leased Real Property or any portion thereof; (vi) neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in such Lease or any interest therein; and (vii) there are no Liens on the estate or interest created by such Lease except for Permitted Liens. Except as set forth in SECTION 4.24(C) of the Company Disclosure Schedule, none of the Leases contain any capital expenditure requirements or remodeling obligations of the Company or any of its Subsidiaries other than ordinary maintenance and repair obligations.

          (d) For purposes of this Agreement, "PERMITTED LIENS" shall mean (i) statutory landlord's, mechanic's, carrier's, workmen's, repairmen's or other similar Liens arising or incurred in the ordinary course of business for amounts which are not due and payable and which would not, individually or in the aggregate, have a Material Adverse Effect on the business of the Company and its Subsidiaries as currently conducted thereon, (ii) such easements, covenants and other restrictions or encumbrances of record as do not materially affect the ownership or use of the properties or assets subject thereto or affected thereby or otherwise materially affect, restrict or impair business operations at such properties, and (iii) liens pursuant to that certain loan agreement with The CIT Group/Business Credit, Inc.

     4.25 LABOR AND EMPLOYMENT MATTERS.

          (a) Except as set forth in SECTION 4.25 of the Company Disclosure Schedule, (i) there is no labor strike, material labor dispute, slowdown, stoppage or lockout actually pending, or, to the knowledge of the Company, threatened against the Company or any of its

Subsidiaries, and during the past three years there has not been any such action, (ii) no labor organization claims to represent the employees of the Company or any of its Subsidiaries, (iii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement with any labor organization, (iv) none of the employees of the Company or any of its Subsidiaries is represented by any labor organization and the Company does not have any knowledge of any current union organizing drive involving the employees of the Company or any of its Subsidiaries, nor does any question concerning representation exist concerning such employees, (v) the Company and its Subsidiaries are, and have at all times been, in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Law, (vi) there is no pending, or to the knowledge of the Company, threatened material unfair labor practice charge or complaint against the Company or any of its Subsidiaries before the National Labor Relations Board or any similar state or foreign agency, (vii) there is no material grievance arising out of any collective bargaining agreement, (viii) no material charges with respect to or relating to the Company or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices, (ix) neither the Company nor any of its Subsidiaries has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any of its Subsidiaries and no such investigation is in progress, and (x) there are no material complaints, lawsuits or other proceedings pending or to the knowledge of the Company threatened in any forum by or on behalf of any present or former employee of the Company or any of its Subsidiaries alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

          (b) To the actual knowledge of the Company, as of the date hereof, no officer with a title of vice president or higher of the Company or any of its Subsidiaries is subject to any noncompete, nonsolicitation, employment, consulting or similar agreement relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except agreements between the Company or any Subsidiary of the Company and its present and former officers and employees.

          (c) No notice is required under any law or collective bargaining agreement with respect to the Transactions, and all bargaining obligations with any employee representative have been, or prior to the Closing will be, satisfied. Within the past three years, neither the Company or any of its Subsidiaries has implemented any plant closing or mass layoff that triggered notice obligations under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state or local law, regulation or ordinance (collectively, the "WARN ACT"), and no such action will be implemented without advance notification to Purchaser.

     4.26  INSURANCE.  Set forth in SECTION 4.26 of the Company  Disclosure
Schedule is a list of all property, casualty and general liability insurance policies and surety bonds maintained by the Company and each of its Subsidiaries and a description of the type of insurance covered by such policies, the dollar limit and deductible of the policies and the annual premiums for such policies. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Except as set forth in SECTION 4.26 of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries maintains any material self-insurance or co-insurance programs covering property, casualty and general liability. Except as set forth in SECTION 4.26 of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries has any material disputed claim or claims with any insurance provider relating to any claim for insurance coverage under any policy or insurance maintained by the Company or any of its Subsidiaries.

     4.27 COMPANY EXPENSES. SECTION 4.27 of the Company Disclosure Schedule sets forth, as of the Effective Time, the Company's good faith estimate of the amount of Expenses (as defined in SECTION 9.01(A)) incurred or which may be incurred prior to the Effective Time by the Company in connection with the Transactions including, but not limited to, those incurred or which may be incurred by the Financial Advisor and counsel to the Company (including Expenses incurred in connection with the preparation and filing of the Proxy Statement).

     4.28 STATE TAKEOVER STATUTES. To the Company's knowledge, and as currently contemplated by the Agreement, the Company Board has taken all actions so that no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States (including any such statute or regulation under the Tenn.
Acts) applicable to the Company shall be applicable to the Merger or the other Transactions. No state takeover or other similar statute or regulation is applicable to the Offer, the Merger, this Agreement, the Support Agreement or the Acquisition Corp. Stock Option Agreement (including any amendments to such agreements) or the other transactions contemplated by this Agreement or any of the other Transaction Agreements.

     4.29 SUPPLIERS. SECTION 4.29(A) of the Company Disclosure Schedule sets forth a list of the top twenty (20) suppliers of the Company and its Subsidiaries (by volume of purchases from such suppliers), for the fiscal years ended February 1, 2003, January 31, 2004 and January 29, 2005 and for the seven-month period ended August 27, 2005. Neither the Company nor any of its Subsidiaries has received any notification from any supplier to the Company and its Subsidiaries set forth on such list to the effect that such supplier will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Company and its Subsidiaries (whether as a result of the consummation of the transactions contemplated hereby or otherwise). SECTION 4.29(B) of the Company Disclosure Schedule sets forth all purchase commitments of the Company and its Subsidiaries for inventory (other than with respect to purchase orders in the ordinary course of business), including all fabric vendor commitments. The Company has provided Acquisition Corp. with release letters from all Persons other than the Persons set forth in SECTION 4.29(B) of the Company Disclosure Schedule to whom the Company or any of its Subsidiaries had any obligations with respect to purchase commitments (other than with respect to purchase orders in the ordinary course of business).

     4.30 TERMINATION OF EXISTING AGREEMENTS . Each of the Acquisition Agreement and Agreement and Plan of Merger, dated as of October 7, 2005, by and among GFC Enterprise, Inc., GFC Holding Corp. and the Company (the "SUN MERGER AGREEMENT"), the Stock Option

Agreement, dated as of October 7, 2005, by and among GFC Enterprise, Inc., GFC Holding Corp. and the Company, and any other agreement between Sun Capital Partners IV, LP, or its affiliates and the Company (other than the Confidentiality Agreement dated June 20, 2005) has been duly terminated with no further liability of the Company thereunder other than the obligation to pay the Company Break Up Fee and Expenses (as such terms are defined under the Sun Agreement) pursuant to the Sun Merger Agreement which shall be paid by the Company promptly after the date hereof.

     4.31  NO OTHER REPRESENTATIONS OR WARRANTIES.


          (a) Except for the representations and warranties contained in this Agreement, Parent and Acquisition Corp. acknowledge that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company with respect to any other information provided to Parent. Except in the case of fraud or willful misrepresentation, neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to Parent or any other Person resulting from the distribution to Parent, or use by Parent of, any such information, including any information, documents, projections, forecasts or other material made available to Parent in certain "data rooms", confidential information memoranda or management presentations in expectation of the transactions contemplated by this Agreement.

          (b) In connection with investigation by Parent of the Company and its Subsidiaries, Parent has received or may receive from the Company and/or its Subsidiaries certain projections, forward-looking statements and other forecasts and certain business plan information. Parent acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Parent is familiar with such uncertainties, that Parent is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans), and that, absent fraud or willful misrepresentation, Parent shall have no claim against anyone with respect thereto. Accordingly, Parent acknowledges that the Company makes no representation or warranty with respect to such estimates, projections, forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans), except for representations or warranties which expressly reference such terms (if any) including in the Company Disclosure Schedule.

                                   ARTICLE 5

         REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION CORP.

     Parent and Acquisition Corp. represent and warrant to the Company that:

     5.01 ORGANIZATION AND QUALIFICATION. Each of Acquisition Corp. and Parent is a corporation duly organized, validly existing and in good standing (to the extent such concept is relevant in such jurisdiction) under the laws of its jurisdiction of formation and has the requisite power and authority to carry on its business as now being conducted, except where the failure to be in  good  standing  would  not,  individually  or in  the  aggregate,  have a
Acquisition  Corp.   Material  Adverse  Effect  (as  defined  below).   Each  of
Acquisition Corp. and Parent is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Acquisition Corp. Material Adverse Effect. As used in this Agreement, the term "ACQUISITION CORP. MATERIAL ADVERSE EFFECT" means any effect, event or change that prevents or materially delays, or is reasonably likely to prevent or materially delay, the ability of Parent and Acquisition Corp. to perform in all material respects their obligations under this Agreement or to consummate the Transactions in accordance with the terms hereof.

     5.02  CHARTER  DOCUMENTS  AND  BYLAWS.   Parent  has  heretofore  made
available to the Company a complete and correct copy of the Charter and the bylaws of Parent in full force and effect as of the date hereof. Parent is not in violation of any of the provisions of its charter or bylaws. Parent has heretofore made available to the Company a complete and correct copy of the Charter and the bylaws (or equivalent organizational documents) of each Subsidiary of Parent (including Acquisition Corp.) in full force and effect as of the date hereof. No Subsidiary of Parent (including Acquisition Corp.) is in violation of any of the provisions of its articles of incorporation or bylaws (or equivalent organizational documents). Acquisition Corp. is or immediately prior to the Offer Payment Date, will be a wholly owned subsidiary of Parent.

     5.03 AUTHORITY  RELATIVE TO THIS AGREEMENT.  Each of Acquisition Corp.
and Parent has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions pursuant to the Tenn. Acts or the General Corporation Law of the State of Delaware, as applicable. The execution and delivery of this Agreement and the Acquisition Corp. Stock Option Agreement and the consummation of the Merger and the other Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquisition Corp. or Parent are necessary to authorize their execution and delivery of this Agreement or to consummate the Transactions (other than the filing and recordation of appropriate merger documents as required by the Tenn.
Acts). This Agreement has been duly and validly executed and delivered by each of Acquisition Corp. and Parent, and (assuming this Agreement constitutes a valid and binding obligation of the Company) constitutes the valid and binding obligations of each of Acquisition Corp. and Parent, enforceable against them in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity. The Acquisition Corp. Stock Option Agreement has been duly and validly executed and delivered by Acquisition Corp., and (assuming the Acquisition Corp. Stock Option Agreement constitutes a valid and binding obligation of the Company) constitutes the valid and binding obligations of Acquisition Corp., enforceable against Acquisition Corp. in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

     5.04    NO VIOLATION; REQUIRED FILINGS AND CONSENTS.


          (a) The execution and delivery by each of Acquisition Corp. and Parent of this Agreement does not, and the performance of this Agreement and the consummation by each of Acquisition Corp. and Parent of the Transactions will not, (i) conflict with or violate any provision of Parent's charter or bylaws or conflict with or violate any provision of the articles of incorporation or bylaws or equivalent organizational documents of any Subsidiary of Parent (including Acquisition Corp.), (ii) conflict with or violate any Law applicable to Parent or any of its Subsidiaries or by which any asset of Parent or any of its Subsidiaries is bound or affected, (iii) materially conflict with, result in any breach of or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require any payment under, or give rise to a loss of any benefit to which Parent or any Subsidiary of Parent or any party controlling Parent is entitled under any provision of any Contract or (iv) result in the creation or imposition of a material Lien on any asset of Parent or any of its Subsidiaries, in each case, in a manner that would prevent the consummation of the Transaction or have a material adverse effect on Acquisition Corp.'s ability to consummate the transaction.

          (b) The execution and delivery by each of Acquisition Corp. and Parent of this Agreement does not, and the performance of this Agreement and the consummation by each of Acquisition Corp. and Parent of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for applicable requirements, if any, of the Exchange Act, the Securities Act, Nasdaq, the HSR Act and the rules and regulations thereunder, and any filing and recordation of appropriate documents for the Merger as required by the Tenn. Acts.

     5.05 LITIGATION. There is no material suit, claim, action, proceeding or investigation pending or, to Parent's knowledge, threatened against Parent or Acquisition Corp., at law or in equity. As of the date hereof, neither Parent nor Acquisition Corp. is subject to any outstanding order, writ, injunction or decree.

     5.06 BROKERS. No broker, finder, financial adviser or investment banker, other than Financo Inc., is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by, or on behalf of, Parent or any of its Subsidiaries.

     5.07 INFORMATION TO BE SUPPLIED.

          (a) None of the information to be supplied by Parent to the Company for inclusion in the Proxy Statement to be filed by the Company with the SEC and to be sent to the shareholders of the Company in connection with the Shareholders Meeting will, at the time it is sent to the shareholders of the Company or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (b) Each document required to be filed by Parent or Acquisition Corp. with the SEC in connection with the Transactions (the "PARENT DISCLOSURE Documents"), including, without limitation, the Offer Documents, to be filed with the SEC in connection with the Offer or the Merger, will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

          (c) None of the Offer Documents or any other document required to be filed by Parent or Acquisition Corp. with the SEC in connection with the Offer, the Merger or any other transaction contemplated hereby, nor any information supplied by Parent or Acquisition Corp. for inclusion in the Schedule 14D-9, any filing pursuant to Rule 14f-1 under the Exchange Act, the Proxy Statement or any such other filings by the Company, or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to shareholders of the Company, as the case may be, will, when filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

          (d) Notwithstanding any provision to the contrary in this Agreement, the representations and warranties contained in this SECTION 5.07 will not apply to statements or omissions included in the Parent Disclosure Documents or the Offer Documents based upon information furnished to Parent or Acquisition Corp. in writing by the Company or any of their representatives specifically for use therein.

     5.08 FINANCING.

          (a) Parent has delivered to the Company true and complete copies of the commitment letter ("COMMITMENT LETTER"), dated as of the date hereof, among Acquisition Corp. and GMM Capital LLC and Prentice Capital Management, LP, which permits the Company to rely upon the terms of the Commitment Letter. The Commitment Letter has not been amended or modified prior to the date of this Agreement, and the respective commitments contained in the Commitment Letter have not been withdrawn or rescinded in any respect. The Commitment Letter is in full force and effect. The aggregate proceeds contemplated by the Commitment Letter, which in the case of the Merger together with available cash of the Company, will be sufficient for Acquisition Corp. and the Surviving Corporation to pay the aggregate Offer Price and the Aggregate Merger Consideration.

     5.09 HOLDING CORP.  AND  ACQUISITION  CORP.  Each of Holding Corp. and
Acquisition   Corp.  has  been  formed  for  the  purpose  of  engaging  in  the
Transactions and prior to the Offer will have engaged in no other business activities.


                                    ARTICLE 6
                                    COVENANTS

     6.01 INTERIM OPERATIONS. Except as otherwise contemplated by this Agreement or as set forth in SECTION 6.01 of the Company Disclosure Schedule or as consented to in writing by Parent, the Company covenants and agrees that during the period from the date of this Agreement to the Effective Time (or until termination of this Agreement in accordance with ARTICLE 8 hereof):

          (a) the business and operations of the Company and its Subsidiaries shall be conducted only in the ordinary course of business and the Company and its Subsidiaries shall use their reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with their material customers, suppliers, licensors, licensees, advertisers, distributors and other material third parties having business dealings with them and to preserve the goodwill of their respective businesses;

          (b) the Company shall not (i) authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its Subsidiaries, any other securities or any securities convertible or exercisable into, or any rights, warrants or options to acquire, any such shares, securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights or phantom interests), except for issuances of Common Shares upon the exercise of Options outstanding as of the date hereof or (ii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to repurchase, redeem or otherwise acquire, any shares of capital stock or other equity interests of the Company or any of its Subsidiaries (including, without limitation, securities exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, capital stock or other equity interests of the Company or any of its Subsidiaries);

          (c) the Company shall not (i) sell, transfer or pledge, or agree to sell, transfer or pledge, any equity interest owned by it in any of its Subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any of its Subsidiaries, (ii) amend or otherwise change its charter, articles of incorporation or bylaws or permit any of its Subsidiaries to amend its articles of incorporation, bylaws or equivalent organizational documents or (iii) split, combine or reclassify any shares of its capital stock, and shall not permit any of its Subsidiaries to split, combine or reclassify any shares of its capital stock;

          (d) the Company shall not, and shall not permit any of its Subsidiaries to, declare, set aside or pay any dividends on (whether in cash, stock or other property), or make any other distributions in respect of, any of its capital stock (except for dividends paid by direct or indirect wholly owned Subsidiaries to the Company or to other wholly owned Subsidiaries of the Company consistent with past practices);

          (e) neither the Company nor any of its Subsidiaries shall (i) grant or agree to any increase in any manner the compensation or fringe benefits of, or pay any bonus to, any current or former director, officer or employee except increases in the ordinary course of business consistent with past practice of less than 10% of each such individual's salary for non-officer employees, increases and bonuses expressly contemplated by or required under existing employment agreements, bonus plans and other agreements and arrangements listed or described in SECTION 6.01(E) of the Company Disclosure Schedule and except in connection with accelerating the vesting schedules of the Options and terminating the Options and the Stock Plans, (ii) enter into any new or materially amend any existing employment, consulting, severance, termination, change-of-control or indemnification agreement with any current or former director, officer or employee of the Company, (iii) except as set forth in
SECTION 6.01(E) of the Company Disclosure Schedule, as may be required to comply with applicable Law and as provided or otherwise contemplated in this Agreement (including, without limitation, SECTION 3.02 hereof), become obligated under any Benefit Plan that was not in existence on the date hereof or amend, modify or terminate any Benefit Plan or other employee benefit plan or any agreement, arrangement, plan or policy for the benefit of any current or former director, officer or employee in existence on the date hereof or (iv) except as may be required to comply with applicable Law and except as provided or otherwise contemplated in this Agreement (including, without limitation, SECTION

3.02 hereof), pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including, without limitation, the granting of, acceleration of, exercisability of or vesting of stock options, stock appreciation rights or restricted stock, except as otherwise contemplated by this Agreement), except in connection with accelerating the vesting schedules of the Options and terminating the Options and the Stock Plans;

          (f) the Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire, including, without limitation, by merging or consolidating with, or purchasing the assets or capital stock or other equity interests of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof other than non-taxable transfers by or among the Company's Subsidiaries;

          (g) the Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of, or agree to sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of, any of its properties or assets other than (i) pursuant to existing contracts and commitments described in SECTION 6.01(G) of the Company Disclosure Schedule,
(ii) immaterial properties or assets (or immaterial portions of properties or assets, including those described in SECTION 6.01(G) of the Company Disclosure Schedule), (iii) inventory in the ordinary course of business consistent with past practice, (iv) Permitted Liens, (v) Liens relating to Taxes that are not yet due and payable or otherwise being contested in good faith and as to which appropriate reserves have been established by the Company in accordance with U.S. generally accepted accounting principles and (vi) other than non-taxable transfers by or among the Company's Subsidiaries;

          (h) the Company shall not, and shall not permit any of its Subsidiaries to, issue any letter of credit other than pursuant to the issuance of letters of credit in the ordinary course of business consistent with past practices of the Company and its Subsidiaries in an amount not to exceed $10,000,000 in the aggregate, incur, assume or pre-pay any Indebtedness, enter into any agreement to incur, assume or pre-pay any Indebtedness, guarantee, or agree to guarantee, any such Indebtedness or obligation of another person, issue or sell, or agree to issue or sell, any debt securities or options, warrants or calls or rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of others, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing;

          (i) the Company shall not, and shall not permit any of its Subsidiaries to, make or forgive any loans, advances or capital contributions to, guarantees for the benefit of, or investments in, any person or entity, other than (i) loans or advances in the ordinary course of business to facilitate construction or renovation of stores pursuant to Material Contracts in an amount not to exceed $2,000,000 in the aggregate, (ii) such loans between or among the Company and any of its wholly-owned Subsidiaries and (iii) cash advances to the Company's or any such Subsidiary's employees for reimbursable travel and other business expenses incurred in the ordinary course of business consistent with past practice;

          (j) the Company shall not, and shall not permit any of its Subsidiaries to, assume, guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except for the obligations of the Subsidiaries of the Company permitted under this Agreement;

          (k) neither the Company nor any of its Subsidiaries shall adopt or put into effect a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than any transaction specifically contemplated by this Agreement);

          (l) except as set forth in SECTION 6.01(L) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to, (i) enter into, or materially amend, modify or supplement any Contract outside the ordinary course of business consistent with past practice (except as may be necessary for the Company to comply with its obligations hereunder), (ii) enter into, or materially amend, modify or supplement, any Lease or Material Contract, or (iii) waive, release, grant, assign or transfer any of its material rights or claims (whether such rights or claims arise under a Contract or otherwise);

          (m) the Company shall not, and shall not permit any of its Subsidiaries to, authorize or make any capital expenditures (other than pursuant to commitments prior to the date hereof or other planned capital expenditures in the ordinary course of business consistent with past practices disclosed in
SECTION 6.01(M) of the Company Disclosure Schedule by category) or make any commitments with respect to capital expenditures or other planned capital expenditures in the ordinary course of business consistent with past practices in excess of $1,000,000 in the aggregate;

          (n) except for customer contracts entered into in the ordinary course of business, the Company shall not, and shall not permit its Subsidiaries to, renegotiate or enter into any new license, agreement or arrangement relating to any Intellectual Property;

          (o) the Company and its Subsidiaries (i) shall continue in force insurance with good and responsible insurance companies adequately covering risks of such types and in such amounts as are consistent with the Company's past practices and (ii) shall use reasonable best efforts not permit any insurance policy naming it as beneficiary or loss payable payee to be canceled or terminated;

          (p) the Company shall not, and shall not permit any of its Subsidiaries to, establish or acquire (i) any Subsidiary other than wholly-owned Subsidiaries or (ii) Subsidiaries organized outside of the United States and its territorial possessions;

          (q) the Company shall not, and shall not permit any of its Subsidiaries to, amend, modify or waive any term of any outstanding security of the Company or any of its Subsidiaries, except (i) as required by this Agreement, (ii) except as set forth in SECTION 6.01(Q) of the Company Disclosure Schedule, in connection with accelerating the vesting schedules of the Options to the extent required by the Stock Plans or the agreements pursuant to which such Options were granted or (iii) in connection with terminating the Options and the Stock Plans;

          (r) the Company shall, and shall cause its Subsidiaries to, (i) maintain any real property of which the Company and any of its Subsidiaries have ownership or a leasehold interest (including, without limitation, the furniture, fixtures, equipment and systems therein) in its current condition in all material respects, subject to reasonable wear and tear and subject to any casualty or condemnation and Permitted Liens, subject to the expiration of real property in accordance with their terms or (ii) pay, prior to the imposition of any Lien or material penalty all taxes, water and sewage rents, assessments and insurance premiums affecting such real property or contest them in good faith;

          (s) the Company shall not, and shall not permit any of its Subsidiaries to, enter into or materially amend any labor or collective bargaining agreement, memorandum or understanding, grievance settlement or any other agreement or commitment to or relating to any labor union, except as required by Law;

          (t)  the  Company   shall  not,  and  shall  not  permit  any  of  its
Subsidiaries to, conduct any plant closing or layoff that could implicate the WARN Act;

          (u) the Company shall not, and shall not permit any of its Subsidiaries to, settle or compromise any pending or threatened suit, action, claim or litigation, except with respect to the settlement or compromise of any such matter which does not involve equitable or injunctive relief and does not obligate the Company and its Subsidiaries to make aggregate cash payments exceeding $25,000 individually or $125,000 in the aggregate;

          (v) except as set forth in SECTION 6.01(V) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to, change any of the accounting policies, practices or procedures (including tax accounting policies, practices and procedures) used by the Company and its Subsidiaries as of the date hereof, except as may be required as a result of a change in applicable Law or in U.S. generally accepted accounting principles;

          (w) the Company shall not, and shall not permit any of its Subsidiaries to, revalue in any material respect any of its assets (including, without limitation, writing down or writing off any notes or accounts receivable in any material manner), except as required by U.S generally accepted accounting principles;

          (x) the Company shall not, and shall not permit any of its Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (i) the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected on or reserved in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice, (ii) the payment of the Company's Expenses (as defined herein), including the payment of the fees and expenses of the Special Committee and the costs, fees and expenses incurred by the Special Committee or (iii) the payment of claims under any of the Benefit Plans;

          (y) the Company shall not, and shall not permit any of its Subsidiaries to, knowingly and intentionally take, or agree or commit to take, any action that would, or is reasonably likely to, make any representation or warranty of the Company contained in this Agreement inaccurate at, or as of any time prior to, the Effective Time or result in any of the conditions to the Offer or any conditions to the Merger set forth in ARTICLE 7 not being satisfied, or knowingly and intentionally omit, or agree to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate at any such time or to prevent any such condition from not being satisfied;

          (z) the Company shall not, and shall not permit any of its Subsidiaries to make or change any material tax election or change an annual accounting period with respect to Taxes, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle or compromise any Tax claim, assessment or liability relating to the Company or any of its Subsidiaries, or surrender any right to claim a refund of Taxes, except as set forth in SECTION 6.01(Z) of the Company Disclosure Schedule, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of its Subsidiaries, or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the present or future Tax liability or decreasing any present or future Tax benefit of the Company or any of its Subsidiaries; and

          (aa) the Company shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

     6.02 SHAREHOLDERS MEETING.

          (a) Unless the Merger is to be effected pursuant to Section 48-21-105 of the TBCA pursuant to SECTION 6.02(C) below, the Company, acting through the Company Board, shall, in accordance with applicable law and its charter and bylaws, duly call, establish a record date for, give notice of, convene and hold a special meeting of its shareholders (the "SHAREHOLDERS MEETING") as soon as practicable following the clearance by the SEC of the Proxy Statement for the purpose of considering and voting upon the approval and adoption of this Agreement, the Merger and such other matters as may be necessary to effectuate the Transactions. The Company Board, based upon the recommendation of the Special Committee, shall (i) recommend to the shareholders of the Company the approval and adoption of this Agreement and the Merger, (ii) include in the Proxy Statement such favorable recommendation of the Company Board that the shareholders of the Company vote in favor of the approval and adoption of this Agreement and the Merger, (iii) take all lawful actions to solicit such approval from the shareholders of the Company and (iv) not withdraw or modify such favorable recommendation, in each case, unless the Company Board based upon the recommendation of the Special Committee, after consultation with independent outside legal counsel, determines in good faith that failing to take such action is necessary for the Company Board to comply with its fiduciary duties to the Company's shareholders under applicable law.

          (b) As soon as practicable following the Offer Payment Date and in connection with the Shareholders Meeting, unless the Merger is to be effected pursuant to

Section 48-21-105 of the TBCA pursuant to SECTION 6.02(C) below, the Company shall (i) promptly prepare and file with the SEC (but in no event later than fifteen (15) Business Days after the Offer Payment Date), use its reasonable best efforts to have cleared by the SEC and thereafter mail to its shareholders as promptly as practicable the Proxy Statement and all other proxy materials required in connection with such meeting, (ii) notify Acquisition Corp. and Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Acquisition Corp. and Parent copies of all correspondence between the Company or any representative of the Company and the SEC, (iii) shall give Acquisition Corp. and Parent and their counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Acquisition Corp. and Parent and their counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, (iv) subject to SECTION 6.02(A), use its reasonable best efforts to obtain the necessary approvals by its shareholders of this Agreement, the Offer and the Merger and (v) use its reasonable best efforts otherwise to comply with all legal requirements applicable to such meeting.

          (c) Notwithstanding SECTION 6.02 hereof or any other provision to the contrary in this Agreement, in the event that Acquisition Corp. owns at least 90% of the outstanding Common Shares pursuant to the Offer, the Acquisition Corp. Stock Option Agreement or otherwise, the parties hereto agree, at the request of Parent and subject to Article 7 hereof, to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of shareholders of the Company, in accordance with Section 48-21-105 of the TBCA.

     6.03 FILINGS AND CONSENTS. Subject to the terms and conditions of this Agreement, each of the parties hereto (i) shall use all reasonable best efforts to cooperate with one another in determining which filings are required to be made by each party prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained by each party prior to the Effective Time from, Governmental Authorities or other third parties in connection with the execution and delivery of this Agreement and the consummation of the Transactions and (ii) shall use reasonable best efforts to assist the other parties hereto in timely making all such filings and timely seeking all such consents, approvals, permits, authorizations and waivers required to be made and obtained by the other party. Without limiting the foregoing, (a) the Company shall give all required notices to third parties and use reasonable best efforts to obtain all consents identified or required to be identified on SECTION 4.06(A) or SECTION 4.06(B) of the Company Disclosure Schedule (provided that the Company shall not be required to make any payment to obtain such consents, approvals, permits, authorizations or waivers if it has provided Acquisition Corp. with reasonable notice of such required payment and Acquisition Corp., in its sole discretion, does not consent to such payment) and
(b) each of the parties hereto shall (and shall use its reasonable best efforts to cause their affiliates, directors, officers, employees, agents, attorneys, accountants and representatives to) consult and fully cooperate with and provide assistance to each other in seeking early termination of any waiting period under the HSR Act or any foreign merger control or competition laws and regulations, if applicable; it being agreed that no party shall be under any obligation to divest of any assets or hold separate any assets or take any other similar measures in connection with any demand therefor by any Governmental

Authority as a pre-condition to the approval of the Transactions by any such Governmental Authority. Prior to making any application to or filing with any Governmental Authority in connection with this Agreement, each party shall provide the other party with drafts thereof (excluding any confidential information included therein) and afford the other party a reasonable opportunity to comment on such drafts.

     6.04 ACCESS TO INFORMATION. From the date of this Agreement until the earlier of the Effective Time or the date this Agreement is properly terminated in accordance with ARTICLE 8, and subject to the requirements of any Law, including any anti-trust Law, the Company will, and will cause each of its Subsidiaries, and will use its reasonable best efforts to cause each of their respective officers, directors, employees, agents, counsel, accountants, investment bankers, financial advisors and representatives (collectively, the "COMPANY REPRESENTATIVES") to, give Acquisition Corp. and Parent and their respective officers, directors, employees, agents, counsel, accountants, investment bankers, financial advisors, representatives, consultants and financing sources (collectively, the "ACQUISITION CORP. REPRESENTATIVES") access, upon reasonable notice and during the Company's normal business hours, to the offices and other facilities, to the senior officers and other Company Representatives, and to the books and records of the Company and each of its Subsidiaries and use reasonable best efforts to provide access to vendors, landlords and other Persons with business relationships with the Company or any of its Subsidiaries and will cause the Company Representatives and its Subsidiaries to furnish or make available to Parent, Acquisition Corp. and the Acquisition Corp. Representatives such financial and operating data and such other information with respect to the business and operations of the Company or any its Subsidiaries as Parent, Acquisition Corp. or the Acquisition Corp. Representatives may from time to time reasonably request. At any time after the date hereof, at the request of Parent, the Company shall (and shall cause its Subsidiaries to) use commercially reasonable efforts to obtain estoppel letters from landlords pursuant to the Leases. Unless otherwise required by Law, each of Parent and Acquisition Corp. will, and will cause the Acquisition Corp. Representatives to, hold any such information in confidence in accordance with the terms of Confidentiality Agreement (as defined below). Except as otherwise agreed to by the Company, and notwithstanding termination of this Agreement, the terms and provisions of the Confidentiality Agreement, dated as of October 12, 2005 (the "CONFIDENTIALITY AGREEMENT"), among the Company, GMM Capital LLC and Prentice Capital Management, LP, shall apply to all information furnished to any Acquisition Corp. Representative by any Company Representative hereunder or thereunder.

     6.05 NOTIFICATION OF CERTAIN MATTERS. Each of the parties hereto shall promptly notify the others in writing of (a) receipt of any notice from any third party alleging that the consent of such third party is or may be required in connection with the Transactions, (b) any event or occurrence that has a Company Material Adverse Effect or Acquisition Corp. Material Adverse Effect, as the case may be, (c) any material claims, actions, proceedings or governmental investigations commenced or, to its knowledge, threatened, involving or affecting the Company or any of its Subsidiaries or any of their property or assets, (d) any representation or warranty made by such party contained in this Agreement becoming untrue or inaccurate which would be material to the Company and its Subsidiaries taken as a whole, and (e) any failure of the Company, Acquisition Corp. or Parent, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it hereunder. Notwithstanding anything in this Agreement to the contrary, no such notification or investigation by any party shall affect the representations, warranties or covenants of any party or the conditions to the obligations of any party hereunder, nor shall it limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     6.06 PUBLIC ANNOUNCEMENTS. Each of the parties hereto agrees that, promptly following the execution of this Agreement, the Company shall (a) issue a press release substantially in the form attached hereto as EXHIBIT E announcing the execution of this Agreement and the Transactions (the "PRESS RELEASE") and (b) file a current report with the SEC on Form 8-K attaching the Press Release and a copy of this Agreement as exhibits. Thereafter, the parties hereto agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the Offer, the Merger and the other Transactions, agree to provide to each other for review a copy of any such press release or statement other than a press release or public statement with respect to which the substantially the same disclosure has previously been the subject of agreement between the parties hereto, and shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable Law (including the requirement to file a Schedule 13D or any amendment thereto) or any listing agreement with a securities exchange or Nasdaq; PROVIDED THAT Parent and its shareholders may provide information to their respective investors in the ordinary course of business consistent with past practice.

          6.07 FURTHER ASSURANCES; REASONABLE BEST EFFORTS. Except as expressly provided in this Agreement, prior to the Effective Time, the parties hereto shall use their reasonable best efforts to take, or cause to be taken, all such actions as may be necessary or appropriate in order to effectuate, as expeditiously as practicable, the Offer, the Merger and the other Transactions on the terms and subject to the conditions set forth in this Agreement. Without limiting the foregoing, the Company will use reasonable best efforts to take, and will cause each of its Subsidiaries to use reasonable best efforts to take, all actions necessary (i) to comply promptly with all legal requirements which may be imposed on the Company or any of its Subsidiaries with respect to the Offer and the Merger, (ii) to cooperate promptly with and furnish information to Acquisition Corp. and Parent in connection with any such requirements imposed upon Acquisition Corp. or Parent in connection with the Offer and the Merger,
(iii) to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Authority, or other third party, required to be obtained or made by the Company or any of its Subsidiaries in connection with this Agreement, the Offer, the Merger and the other Transactions or to permit the Company and its Subsidiaries to operate its business and assets on the same terms and conditions after the Closing as prior to the Effective Time, and (iv) with respect to the Owned Real Property, to assist and cooperate with Parent in Parent's efforts to obtain prior to the Effective Time, ALTA extended coverage owner's policies of title insurance or binding marked-up commitment from the title company to provide such insurance showing good and marketable title to the Owned Real Property with gap coverage through the date of recording, free and clear of all Liens other than Permitted Liens and ALTA surveys.

     6.08 NO SOLICITATION.

          (a) From and after the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to ARTICLE 8, the Company, its Subsidiaries and their affiliates shall not, and shall use best efforts to cause the Company Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiry in connection with or the making of any proposal from any Person that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined in SECTION 6.08(F)), (ii) enter into, explore, maintain, participate in or continue any discussion or negotiation with any Person (other than Acquisition Corp., Parent or any of the Acquisition Corp. Representatives, as applicable) regarding an Acquisition Proposal, or furnish to any Person (other than Acquisition Corp., Parent or any of the Acquisition Corp. Representatives, as applicable) any non-public information or otherwise assist or participate in, facilitate or encourage, any known effort or attempt by any other Person (other than Acquisition Corp., Parent or any of the Acquisition Corp. Representatives, as applicable) to make or effect an Acquisition Proposal,
(iii) enter into any agreement, arrangement or understanding with respect to, or otherwise endorse, any Acquisition Proposal, or (iv) authorize or permit any Company Representative to take any such action; provided, however, that nothing contained in this SECTION 6.08 shall prohibit the Company Board, based upon the recommendation of the Special Committee, prior to approval of this Agreement by the shareholders of the Company at the Shareholders Meeting, from furnishing information to, or engaging in discussions or negotiations with, any Person that makes an unsolicited bona fide written Acquisition Proposal (which did not result from a breach of this SECTION 6.08) if (A) the Company Board, based upon the recommendation of the Special Committee, determines in good faith after consultation with its financial advisors and outside legal advisors, that such action is necessary for the Company Board to comply with its fiduciary duties to the Company's shareholders under applicable law, (B) the Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in SECTION 6.08(G)) and (C) prior to furnishing such information to, or engaging in discussions or negotiations regarding an Acquisition Proposal or the Transactions with, such Person, the Company receives from such Person an executed confidentiality agreement (which agreement shall be provided to Parent for information purposes) with terms no less favorable to the Company than those contained in the Confidentiality Agreement.

          (b) From and after the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to ARTICLE 8, if the Company Board is entitled to furnish information to, or engage in discussions or negotiations with, any Person on the terms contemplated in SECTION 6.08(A), the Company Board may, prior to the approval of this Agreement by the shareholders of the Company at the Shareholders Meeting, terminate this Agreement in respect of any Acquisition Proposal pursuant to the termination provisions set forth in
ARTICLE 8 hereof if (A) such Acquisition Proposal constitutes a Superior Proposal and (B) the Company Board, based upon the recommendation of the Special Committee, shall have determined in good faith after consultation with financial advisors and outside legal advisors, that such action is necessary for the Company Board to comply with its fiduciary duties to the Company's shareholders under applicable Law.

          (c) The Company (i) will promptly (but in any event within one Business Day) notify Parent orally and in writing of the receipt of any Acquisition Proposal or any inquiry by which a third party expresses an interest or intention to make an Acquisition Proposal, including any request for non-public information, the terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the Person making such request, Acquisition Proposal or inquiry and (ii) will keep Parent fully informed of the status and details (including amendments and proposed amendments) of any such request, Acquisition Proposal or inquiry. Prior to taking any of the actions referred to in SECTION 6.08(A), the Company Board shall promptly (but in any event within 48 hours prior to taking any such action) notify Parent orally and in writing of any action it proposes to take with respect to such Acquisition Proposal. After taking any such action, the Company Board shall promptly advise Parent orally and in writing of the status of such action as developments arise or as requested by Parent. Without limiting the foregoing, at least four Business Days (the "FOUR DAY PERIOD") prior to taking any of the actions referred to in SECTION 6.08(B), the Company Board shall notify Parent of any such action it proposes to take and, during the Four Day Period, the Company Board or the Special Committee, as applicable, shall negotiate in good faith with Parent with respect to any revised proposal to acquire the Common Shares that Parent may make prior to or during the Four Day Period.

          (d) Nothing contained in this Agreement shall prevent the Company Board from taking, and disclosing to the Company shareholders, a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to any tender offer; provided, however, that none of the Company, the Company Board or the Special Committee shall, except as permitted by SECTION 6.08(B) propose to approve or recommend any Acquisition Proposal. Without limiting the foregoing, it is understood and agreed that any violation of the restrictions set forth in the preceding sentence by any Company Representative, whether or not acting on behalf of the Company or any of its Subsidiaries or any of their affiliates, shall be deemed to be a breach of this SECTION 6.08 by the Company.

          (e) The Company and each of its Subsidiaries shall immediately cease and cause its affiliates and the Company Representatives to cease any and all existing activities, discussions or negotiations with any parties (other than Acquisition Corp., Parent or any of the Acquisition Corp. Representatives, as applicable) conducted heretofore with respect to any Acquisition Proposal, and shall use its commercially reasonable efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or its representatives.

          (f) For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean any offer or proposal for, or any indication of interest in, (i) any direct or indirect acquisition or purchase of 10% or more of the total consolidated assets of the Company or any of its Subsidiaries, in a single transaction or series of transactions, (ii) any direct or indirect acquisition or purchase of 10% or more of any class of equity securities of the Company or any of its Subsidiaries, in a single transaction or series of transactions (including through a merger, consolidation, share exchange, business combination or other similar transaction), (iii) any tender offer or exchange offer (including a self-tender offer) that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of the Company or any of its Subsidiaries, (iv) any merger, consolidation, share exchange, business combination, reorganization, recapitalization, reclassification, liquidation or dissolution or other similar transaction involving the Company or any of its Subsidiaries or (v) any public announcement of an agreement, proposal, plan or intention to do any of the foregoing, other than the transactions contemplated by this Agreement.

          (g) For purposes of this Agreement, "SUPERIOR PROPOSAL" shall mean any bona fide written Acquisition Proposal described in clauses (i), (ii) or (iii) of the definition thereof (PROVIDED, that for the purposes of this definition, the applicable percentages in clauses (i), (ii) and (iii) of the definition of Acquisition Proposal shall be 50% as opposed to 10%) by a Person (i) on terms that the Company Board has determined in good faith, after consultation with the Company's financial advisors and legal advisors, is more favorable from a financial point of view to the Company's shareholders than the Offer and the Merger (including any adjustment to the terms and conditions thereof proposed in writing by Parent in response to any such Acquisition Proposal), and (ii) that the Company Board, based upon the recommendation of the Special Committee, has determined in good faith, after consultation with its outside legal advisors, that is of such a nature that they must accept such Acquisition Proposal in order for the Company Board to comply with its fiduciary duties to the Company's shareholders under applicable Law, taking into account for this purpose, whether such Acquisition Proposal is reasonably capable of being consummated in a timely manner (taking into account all financial, regulatory, legal and other aspects of such proposal (including, without limitation, the ready availability of cash on hand and/or commitments for the same, in each case as applicable, required to consummate any such Acquisition Proposal and any antitrust or competition Law approvals or non-objections).

     6.09 SEC REPORTS. From the date of this Agreement until the earlier of the termination of this Agreement pursuant to ARTICLE 8 or the Effective Time, the Company shall use reasonable best efforts to file on a timely basis all SEC Reports required to be filed by it with the SEC under the Exchange Act, the Securities Act and the published rules and regulations of the SEC under either of the foregoing applicable to such SEC Reports, which SEC Reports shall comply in all material respects with the requirements of the Exchange Act, the Securities Act and the published rules and regulations of the SEC thereunder, each as applicable to such SEC Reports.

     6.10 DELISTING. Each of the parties hereto agrees to cooperate with the other party in taking, or causing to be taken, all actions necessary (i) to delist the Common Shares from Nasdaq and (ii) to terminate the registration of the Common Shares under the Exchange Act; provided that such delisting and termination shall not be effective until or after the Effective Time (as determined by Acquisition Corp.).

     6.11 FINANCING.

          (a) While it is understood and acknowledged by Parent and Acquisition Corp. that financing is not a condition to the Offer or the Merger, the Company shall use reasonable best efforts to cooperate in connection with the arrangement of any financing to be obtained by Parent and its Subsidiaries or the Surviving Corporation in connection with the transactions contemplated by this Agreement (the "FINANCING") including, without limitation, (i) permitting Parent's financing sources and their officers and authorized representatives, during normal business hours, to inspect its records and premises and to consult with its officers, employees, attorneys, and agents with respect to such financial and operating data and other information with respect to the Company that Parent's financing sources request, (ii) making Company Representatives reasonably available to Parent's financing sources in connection with such Financing to reasonably participate in due diligence sessions, participate in "road shows" in connection with any such offerings and participate in meetings with rating agencies, (iii) use reasonable best efforts to cause the present independent accountants for the Company and its

Subsidiaries ("ACCOUNTANTS") to participate in drafting sessions related to the preparation of any offering materials and making work papers available to Parent, the underwriters and their respective representatives, (iv) using reasonable best efforts to engage the current outside legal counsel for the Company and its Subsidiaries to deliver a legal opinion at the closing of the Financing with respect to such matters concerning the Company and its Subsidiaries as are customary and appropriate for such transactions, which legal opinion shall be reasonably satisfactory to Parent's financing sources and shall be legally and factually supported and consistent with professional standards, and (v) reasonably participating in the preparation of one or more appropriate offering documents and assisting Parent's financing sources in preparing other appropriate marketing materials, in each case to be used in connection with the Financing.

          (b) The Company shall use reasonable best efforts to obtain the written consent of the Accountants to permit the use of the Company's audited financial statements and the Accountant's audit report thereon and the Accountant's report on the Company's internal controls over financial reporting in connection with the Financing, including any registration statement filed in connection therewith, and shall use reasonable best efforts to cause the Accountants to provide a comfort letter in accordance with SAS 72 for any such offering, which comfort letter shall be reasonably satisfactory to Parent's financing sources. The Company agrees to execute any reasonably necessary, appropriate and legally and factually supported management representation letters to the Accountants to issue unqualified reports with respect to the financial statements to be included in any offering documents and in any updated filings or amendments thereto.

     6.12 SHAREHOLDER LITIGATION. Each of the parties hereto shall give the others the reasonable opportunity to participate in the defense of any shareholder litigation against the Company, Parent or Acquisition Corp., as applicable, and their directors relating to the Transactions. The Company agrees that, until termination of this Agreement pursuant to ARTICLE 8, it will not settle any litigation currently pending, or commenced after the date hereof, against the Company or any of its directors by any shareholder of the Company relating to this Agreement, the Offer, the Merger or the Sun Merger Agreement, without the prior written consent of Parent (which will not be unreasonably conditioned, withheld or delayed). The Company will not voluntarily cooperate with any third party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Offer or the Merger and will cooperate with Parent to resist any such effort to restrain or prohibit or otherwise oppose the Offer or the Merger.

     6.13 CONVEYANCE TAXES. Acquisition Corp. and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees or any similar Taxes which become payable by the Company or any of its Subsidiaries in connection with the Transactions that are required or permitted to be filed on or before the Effective Time.

     6.14 SPECIAL MEETING. The Company shall take no action to call a special meeting of shareholders of the Company without the prior consent of Parent unless compelled by legal process, except in accordance with this Agreement unless and until this Agreement has been terminated in accordance with its terms.


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


     6.15 STATE TAKEOVER LAWS. The Company shall, upon the request of Parent, take all reasonable steps to assist in any challenge by Parent to the validity or applicability to the Transactions, including the Offer and the Merger, of any state takeover law.

     6.16  STOCK  PURCHASE  PLANS.   Immediately  upon  execution  of  this
Agreement, the Company will terminate (i) all stock purchase and similar plans in which employees and other Persons are entitled to acquire shares of capital stock of the Company from the Company or one of its affiliates and (ii) the Company's Employee Payroll Investment Plan.

     6.17   CERTAIN DELIVERIES PRIOR TO OFFER PAYMENT DATE.

          (a) On the Offer Payment Date (prior to the consummation of the transactions contemplated by the Offer), the Company shall deliver a certification in form and substance that is reasonably satisfactory to Parent and Acquisition Corp., satisfying the requirements of Treasury Regulation
Section 1.897-2(h) certifying that the Company is not a U.S. real property holding corporation as defined in Section 897 of the Code.

          (b) On the Offer Payment Date (prior to the consummation of the transactions contemplated by the Offer), the Company shall deliver an Officers' Certificate, duly executed by the Company's Chief Executive Officer and Chief Financial Officer, in their capacities as such, and dated as of the Offer Payment Date, stating that, to the best of their respective knowledge, the conditions to the consummation of the Offer pursuant to ANNEX A to this Agreement have been satisfied.

          (c) On the Offer Payment Date (prior to the consummation of the transactions contemplated by the Offer), the Company shall deliver certified copies of (i) the resolutions duly adopted by the Company Board authorizing the execution, delivery and performance of this Agreement and the Transactions, including the Company Board actions required pursuant to SECTION 3.02(B) and
(ii) the charter and the bylaws of the Company as then in effect immediately prior to the Offer Payment Date.

          (d) On the Offer Payment Date (prior to the consummation of the transactions contemplated by the Offer), the Company shall have delivered to Acquisition Corp. copies of all resignations required to have been delivered to the Company pursuant to SECTION 1.03 of the Agreement, including resignations of all members of the Company Board immediately preceding the Offer Payment Date other than the Designated Company Directors.

          (e) On or prior to the Offer Payment Date, the Company shall cause the holders of Options to acquire at least eighty-eight percent (88%) of the Common Shares issuable upon exercise of all Options outstanding under the Director Plan as of the date hereof and the holders of Options to acquire at least sixty-five percent (65%) of the Common Shares issuable upon exercise of all Options outstanding under the 1991 Plan as of the date hereof to execute a written acknowledgment of such holder that (i) the payment of the Option Consideration, if any, will satisfy in full the Company's obligation to such person pursuant to such Option (other than with respect to any Options which have been exercised prior to the Effective Time) and (ii) subject to the payment of the Option Consideration, if any, all Options held by such holder shall, without any action on the part of the Company or the holder, be deemed terminated, canceled, void and of no further force and effect as between the Company and the holder and neither party shall have any further rights or obligations with respect thereto. Such written acknowledgment shall be substantially in the form attached hereto as EXHIBIT D. On or prior to the Offer Payment Date, the Company shall deliver copies of all such acknowledgements to Parent and Acquisition Corp. The holder of any Options who exercises all Options owned by such holder prior to the Offer Payment Date shall be treated for purposes of satisfying the percentage tests above as if an acknowledgment was received from such holder.

          6.18 EMPLOYEE BENEFITS. For a period of six months after the Effective Time, Parent shall cause the Surviving Corporation to provide base wages and salary to the employees of the Company who continue to be employed by the Company after the Offer Payment Date (the "COMPANY EMPLOYEES") that are substantially similar in the aggregate to the base wages and salary provided to the Company immediately prior to the Effective Time. The preceding sentence shall not preclude the Surviving Corporation from terminating the employment of any employee, subject to applicable severance obligations in its sole discretion. After the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor all severance obligations under all of the severance agreements identified on SECTION 6.19 of the Company Disclosure Schedule.

     6.19   DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

          (a) Without limiting any additional rights that any employee, officer or director may have under any agreement or Benefit Plan or under the Company's charter or bylaws, after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each present (as of the Effective Time) and former officer or director of the Company or any of its Subsidiaries (the "INDEMNIFIED DIRECTORS AND OFFICERS"), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions taken by them in their capacity as officers or directors at or prior to the Effective Time (including this Agreement and the Transactions), or taken by them at the request of the Company or any Subsidiary of the Company, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law for a period of six years from the Effective Time. Each Indemnified Director and Officer shall be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from the Surviving Corporation within ten Business Days of receipt by the Surviving Corporation from the Indemnified Director or Officer of a request therefor; provided that any Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. The Surviving Corporation shall not settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such Indemnified Director or Officer hereunder), without the consent of such Indemnified Director or Officer, which consent shall not be unreasonably withheld or delayed, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Director or Officer from all liability arising out of such action, suit, proceeding, investigation or claim.

          (b) The charter and bylaws of the Surviving Corporation shall continue to contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than are presently set forth in the charter and bylaws of the Company and its Subsidiaries, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

          (c) On or prior to the date of this Agreement, the Company has received confirmation notices with respect to offers, on the terms and conditions set forth on SECTION 6.19(C) of the Company Disclosure Schedule, which the Company believes to be binding on the insurance carriers, subject to the absence of a material change in this Agreement and to the consummation of the Offer (the "BINDER"), for "run-off" insurance policies for directors' and officers' liability insurance, plan purchaser protection, employee practices and fiduciary liability coverage (which shall provide for the Side A, B and C coverage for Indemnified Directors and Officers), on terms and conditions that have been made available to Parent and Acquisition Corp., with a claims period of at least six years from the Offer Payment Date with respect to directors' and officers' liability insurance, employee practices and fiduciary liability coverage, and with a claims period of at least three years from the Offer Payment Date with respect to plan purchaser protection from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to all such coverage in an amount and scope at least as favorable as the Company's existing policies with respect to matters existing or occurring at or prior to the Offer Payment Date (the "RUN-OFF POLICY"). Prior to the earlier of (i) the Offer Payment Date or (ii) the date such Run-Off Policy is cancelled due to non-payment, the Company shall obtain and fully pay for the Run-Off Policy. Parent shall, and shall cause the Surviving Corporation to, honor and perform under all indemnification agreements entered into by the Company or any Company Subsidiary set forth in SECTION 6.19(C) of the Company Disclosure Schedule. In the event that the carriers do not make the Run-Off Policy available to the Company for any reason other than a breach of this Agreement by the Company and Acquisition Corp. acquires shares of Common Stock on the Offer Payment Date pursuant to the Offer, the Company shall endeavor to (and if the Company is unable to, Parent shall cause the Surviving Corporation to (after the Offer Payment Date) obtain and fully pay (up to a maximum cost of 300% of the current annual premium paid by the Company for its existing coverage for directors' and officers' liability insurance, plan purchaser protection, employee practices and fiduciary liability coverage in the aggregate (the "MAXIMUM AMOUNT")) for "tail" insurance policies (which shall provide for the Side A, B and C coverage for Indemnified Directors and Officers where the existing policies also include coverage for the Company) with a claims period of at least six years from the Offer Payment Date for directors' and officers' liability insurance, plan purchaser protection, employee practices and fiduciary liability coverage and three years from the Offer Payment Date for plan purchaser protection, from an insurance carrier with the same or better credit rating as the

Company's current insurance carrier with respect to all such coverage in an amount and scope at least as favorable as the Company's existing policies with respect to matters existing or occurring at or prior to the Offer Payment Date. Notwithstanding the foregoing, after the Offer Payment Date, if the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Company or the Surviving Corporation shall maintain or procure, for such six (6) year period or three (3) year period, as appropriate, the most advantageous policy of insurance for the Indemnified Directors and Officers obtainable for an annual premium equal to the Maximum Amount.

          (d) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Director or Officer or any other party covered by directors' and officers' liability insurance, on or prior to the sixth anniversary of the Effective Time, the provisions of this SECTION
6.19 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

          (e) This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Directors and Officers and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Director or Officer is entitled, whether pursuant to Law, contract or otherwise. Parent and Acquisition Corp. shall pay all reasonable, documented out-of-pocket expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Director and Officer in enforcing the indemnity and other obligations provided in this SECTION 6.19.


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


                                   ARTICLE 7

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     7.01 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The respective obligations of the Company, Parent and Acquisition Corp. to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

          (a) COMMON SHAREHOLDER APPROVAL. The Company shall have obtained the Shareholder Approval at the Shareholders Meeting in accordance with the Tenn. Acts, the Company's Charter and its bylaws unless such Shareholder Approval is not necessary pursuant to SECTION 6.02(C) above; PROVIDED THAT Acquisition Corp. agrees to vote all Common Shares owned by it, if any, in favor of the Merger at the Shareholder Meeting unless such Shareholder Approval is not necessary pursuant to SECTION 6.02(C) above or unless otherwise prohibited by Law.

          (b) NO ORDERS AND INJUNCTIONS. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule or regulation or executive order or decree, judgment, injunction, ruling or other order, whether temporary, preliminary or permanent (collectively, "ORDER"), that is then in effect and has the effect of preventing or prohibiting consummation of the Merger or otherwise imposing material limitations on the ability of Acquisition Corp. and Parent effectively to acquire or hold the business of the Company and its Subsidiaries; provided, however, that each of the parties hereto shall use their commercially reasonable efforts to have any such Order vacated.

          (c) THE OFFER. Parent and Acquisition Corp. shall have purchased at least 51% of the Common Shares determined on a Fully-Diluted Basis pursuant to the Offer.

                                    ARTICLE 8

                                   TERMINATION

     8.01 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of the Company, by the mutual written consent of the Company, acting under the direction of the Company Board, and Parent and Acquisition Corp., acting under the direction of their respective boards of directors.

     8.02 TERMINATION BY ACQUISITION CORP., PARENT OR THE COMPANY. This Agreement may be terminated and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of the Company, by either Acquisition Corp. and Parent, on the one hand, by action of their respective boards of directors, or the Company, on the other hand, by action of the Company Board, if:

          (a) any Governmental Authority shall have issued an Order (which has not been vacated, withdrawn or overturned) permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of, or payment for, the Common Shares pursuant to the Offer or the Merger and such Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this SECTION 8.02(A) shall not be available to any party that has failed to perform in all material respects its obligations under SECTION 6.08 or the proviso contained in
SECTION 7.01(b);

          (b) the Offer Payment Date shall not have occurred on or before the forty-fifth (45th) Business Day after the date hereof (the "TERMINATION Date"); PROVIDED, HOWEVER, that (i) the right to terminate this Agreement under this
SECTION 8.02(B) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Offer Payment Date to have occurred on or before the Termination Date and (ii) in the event the conditions to the consummation of the Offer set forth in Annex A hereto have not been fully satisfied by the Termination Date as a result of a breach of a representation, warranty or covenant of the Company or due to the evaluation of an Acquisition Proposal by the Company Board, the Termination Date shall automatically be extended until the seventh Business Day after the date such breach has been cured or the seventh Business Day after the Company Board rejects such Acquisition Proposal and reaffirms its approval and recommendation of the transactions contemplated by this Agreement; or

          (c) there shall be any Law or Order that makes consummation of the Offer or the Merger illegal or otherwise prohibited.

     8.03 TERMINATION BY ACQUISITION CORP. AND PARENT. This Agreement may be terminated and the Merger and other Transactions may be abandoned at any time prior or on the Offer Payment Date, by action of the board of directors of Acquisition Corp. and the board of directors of Parent, if:

          (a) the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement (a "TERMINATING COMPANY BREACH") and such Terminating Company Breach
(A) would give rise to the failure of a condition to the consummation of the Offer set forth in clause (e) or clause (f) of ANNEX A attached hereto and (B) if curable has not been cured within seven Business Days after notice thereof is received by the Company (provided that the Company shall not be entitled to any cure period for any breach of SECTION 6.08 hereof); provided that Parent and Acquisition Corp. shall have no right to terminate this Agreement pursuant to this SECTION 8.03(A) if there is an uncured Terminating Acquisition Corp. Breach (as defined below) at the time of the Terminating Company Breach;

          (b) any of the following occur: (i) there shall not have been validly tendered to Acquisition Corp. and not withdrawn prior to the expiration of the Offer (giving effect to any extension thereof) at least 51% of the Common Shares determined on a Fully-Diluted Basis, (ii) the Offer is not commenced within ten
(10) Business Days after the date of this Agreement (plus the number of Business Days in the Force Majeure Period (as hereinafter defined), if applicable) if the failure to commence the Offer results from the breach of any representations, warranties or covenants of the Company or from other facts or circumstances outside of Parent and Acquisition Corp.'s control, or (iii) the Offer Payment Date does not occur on the 20th Business Day after the commencement of the Offer (plus the number of Business Days of any extension determined by Acquisition Corp. in its sole and absolute discretion and plus the number of Business Days of any extension pursuant to the Company Extension Election), PROVIDED THAT (x) if the Offer is not commenced within ten (10) Business Days after the date of this Agreement (plus the number of Business Days in the Force Majeure Period, if applicable) and the Company has complied with its covenants set forth in this Agreement, the Company shall have the option to delay Parent's and Acquisition Corp.'s right to terminate this Agreement pursuant to SECTION 8.03(B)(II) for up to ten (10) additional Business Days (minus the number of Business Days in any Force Majeure Period prior to such time) (the "COMMENCEMENT DELAY ELECTION") if the Company provides notice to Parent and Acquisition Corp. of its election to delay Parent's and Acquisition Corp.'s right to terminate this Agreement pursuant to SECTION 8.03(B)(II) and the Company pays certain Expenses of Parent and Acquisition Corp. pursuant to SECTION 9.01, in which case this Agreement may not be terminated pursuant to this SECTION 8.03(B)(III) if the Offer is commenced within such extended period, (y) Parent and Acquisition Corp. shall have no right to terminate this Agreement pursuant to SECTION 8.03(B)(II) if the Offer has not been commenced on such date as a result of a breach of this Agreement by Parent or Acquisition Corp. and, (z) Parent and Acquisition Corp. shall have no right to terminate SECTION 8.03(B)(III) if the Offer Payment Date does not occur as a result of a breach of this Agreement by Parent or Acquisition Corp.;

          (c) (i) the Company Board or the Special Committee withdraws, modifies or changes in a manner adverse to Acquisition Corp. and Parent its approval and favorable recommendation of this Agreement and the Offer or the Merger, (ii) the Company Board or the Special Committee shall have approved or recommended to the shareholders of the Company, taken no position with respect to, failed to promptly (and in no event more than ten Business Days following receipt thereof) take a position or failed to promptly (and in no more than ten Business Days following receipt thereof) recommend against acceptance of, any Acquisition Proposal other than the Offer or the Merger, or (iii) the Company, the Company Board or the Special Committee resolves to do any of the foregoing; PROVIDED, HOWEVER, that actions taken by the Company Board solely in accordance with the proviso to SECTION 6.08(A) or SECTION 6.08(D) shall not be deemed to be a withdrawal or modification of its approval or recommendation of this Agreement and the Offer or the Merger.

For purposes of this Agreement, the "FORCE MAJEURE PERIOD" means the period beginning on the date of any Force Majeure Event (as hereinafter defined) and ending on the earlier of (i) the date such Force Majeure Event is no longer in effect and (ii) the number of Business Days equal to (X) ten MINUS (Y) the number of Business Days of any Commencement Delay Election MINUS (Z) the number of Business Days of any Company Extension Election. The term "FORCE MAJEURE EVENT" shall mean any natural disaster, act of war, sabotage or terrorism, military action or the escalation thereof or any delay in the commencement of the Offer or the acquisition of Common Shares pursuant to the Offer on the Offer Payment Date by the SEC or Nasdaq which was not caused by a breach of this Agreement by the Company; provided that such events shall only be deemed Force Majeure Events to the extent such events materially and adversely affect Parent's or Acquisition Corp.'s ability to commence the Offer or acquire the Common Shares pursuant to the Offer.

     8.04 TERMINATION BY THE COMPANY. This Agreement may be terminated by the Company acting under the direction of the Company Board, and the Merger and other Transactions may be abandoned at any time prior to or on the Offer Payment Date if:

          (a) at any time prior to the acquisition of any Common Shares by Acquisition Corp. pursuant to the Offer, Acquisition Corp. or Parent shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements set forth in this Agreement (a "TERMINATING ACQUISITION CORP. BREACH") and such Terminating Acquisition Corp. Breach (A) would prevent Acquisition Corp. from consummating the transactions contemplated by this Agreement, including the acquisition of Common Shares pursuant to the Offer and (B) is not cured within seven days after written notice thereof is received by Acquisition Corp. and Parent; provided that the Company shall have no right to terminate this Agreement pursuant to this SECTION 8.04(A) if there is an uncured Terminating Company Breach at the time of the Terminating Acquisition Corp. Breach; or

          (b) Acquisition Corp. shall have failed to timely commence the Offer in accordance with SECTION 1.01 above (subject to extension due to a Force Majeure Event for the Force Majeure Period and any extension resulting from the exercise of the Commencement Delay Election pursuant to SECTION 8.03(B) above) unless such failure resulted from a breach of this Agreement by the Company; or

          (c) each of the following have occurred: (A) the Company has complied in all respects with its covenants under this Agreement, including SECTION 6.08 above, and (B) an Acquisition Proposal constitutes a Superior Proposal.

     8.05 EFFECT OF TERMINATION. In the event of the termination of this Agreement and abandonment of the Merger and other Transactions pursuant to SECTIONS 8.01, 8.02, 8.03 or 8.04 of this ARTICLE 8 (other than the Offer if the Offer has been consummated prior to termination of this Agreement), this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party or its officers, directors, shareholders, affiliates and agents, other than the provisions of the last sentence of SECTION 6.04, the provisions of this SECTION 8.05, and the provisions of ARTICLE 9. Nothing contained in this SECTION 8.05 shall relieve any party hereto from liability for any material and intentional breach of this Agreement; PROVIDED THAT except in connection with fraudulent misrepresentation or deceit, (x) the Company shall not have any liability for such material and intentional breach of this Agreement in excess of the sum of (a) the aggregate amount of Parent's and Acquisition Corp.'s Expenses up to $3 million in the aggregate plus (b) the Company Break Up Fee and (y) Parent and Acquisition Corp. shall not have any liability for such material and intentional breach of this Agreement (in the aggregate) in excess of the sum of (a) the aggregate amount of the Company's Expenses up to $3 million in the aggregate plus (b) the Company Break Up Fee.

                                   ARTICLE 9

                                  MISCELLANEOUS

     9.01 PAYMENT OF FEES AND EXPENSES.

          (a) Except as otherwise specified in this Agreement, each of the parties hereto shall bear their own Expenses (as defined below) incurred by or on behalf of such party in preparing for, entering into and carrying out this Agreement and the consummation of the Merger and the financing of the
Transactions.   "EXPENSES"  as  used  in  this   Agreement   shall
include all out-of-pocket expenses (including, without limitation, all fees and expenses of outside counsel, investment bankers, banks, other financial institutions, accountants, financial printers, experts and consultants to a party hereto) incurred by a party or on its behalf in connection with or related to the investigation, due diligence examination, authorization, preparation, negotiation, execution and performance of this Agreement and the Transactions and the financing thereof and all other matters contemplated by this Agreement and the closing thereof, together with any out-of-pocket costs and expenses incurred by any party in enforcing any of its rights set forth in this Agreement, whether pursuant to litigation or otherwise.

          (b) If this Agreement is terminated  pursuant to SECTION 8.03(A)
due to a breach of a covenant of the Company, SECTION 8.03(C) or SECTION 8.04(C), then immediately following such termination, the Company shall pay Parent and Acquisition Corp. the Company Break Up Fee (as defined below) plus Parent's and Acquisition Corp.'s Expenses pursuant to SECTION 9.01(C). In the event that (x) the Company exercises the Company Extension Election, (y) this Agreement is terminated pursuant to SECTION 8.03(B) and (z) within four months of the termination of this Agreement, the Company enters into an agreement to consummate an Alternative Acquisition (as defined below) or consummates an Alternative Acquisition or, with respect to clause (iii) of the definition of Alternative Acquisition below a tender offer is announced (provided that shares of capital stock are ultimately acquired pursuant to such tender offer whether or not within the four-month period), then the Company shall immediately pay Parent and Acquisition Corp. the Company Break Up Fee in addition to Parent's and Acquisition Corp.'s Expenses pursuant to SECTION 9.01(C) below; PROVIDED THAT in the event of a tender offer commenced without the consent of the Company Board, the Company would not be required to pay such amounts until the consummation of such tender offer. For purposes of this Agreement, "COMPANY BREAK UP FEE" means cash in immediately available funds in an amount equal to Ten Million Eight Hundred Seventy-Five Thousand Dollars ($10,875,000). For purposes of this Agreement, an "ALTERNATIVE ACQUISITION" means any of the following transactions or series of related transactions: (i) any direct or indirect acquisition or purchase of 50% or more of the total consolidated assets of the Company or any of its Subsidiaries, in a single transaction or series of transactions (including through the acquisition of any equity securities of any of the Company's Subsidiaries), (ii) any direct or indirect acquisition or purchase of 50% or more of any class of equity securities of the Company, in a single transaction or series of transactions (including through a merger, consolidation, share exchange, business combination or other similar transaction), (iii) any tender offer or exchange offer (including a self-tender offer) that results in any person or group of related persons beneficially owning 50% or more of any class of equity securities of the Company or any of its Subsidiaries; PROVIDED THAT an Alternative Acquisition shall not include a recapitalization transaction which is financed solely out of some combination of
(x) the Company's own funds, (y) the proceeds of a debt financing provided by a senior lender or mezzanine lender and (z) the proceeds of a sale-leaseback transaction, which, in the case of clauses (y) or (z) above would not result in the acquisition or transfer of any of the capital stock (or securities exercisable or convertible into capital stock) of the Company or any Subsidiary of the Company and would not result in the acquisition or transfer of 5% or more of the capital stock (or securities exercisable or convertible into capital stock) of the Company or any Subsidiary of the Company to such lender or acquiror or any of their respective affiliates.

          (c) Notwithstanding any provision to the contrary in this Agreement, if this Agreement is terminated for any reason, the Company shall promptly pay to Acquisition Corp.


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


the lesser of (x) the aggregate amount of Parent's and Acquisition Corp.'s Expenses and (y) $3,000,000 unless (I) this Agreement is terminated pursuant to
SECTION 8.02, SECTION 8.03(B) or SECTION 8.04(B) solely as a result of the failure of the expiration or termination of any waiting period under the HSR Act or an injunction issued by or at the request of the Federal Trade Commission or Department of Justice in connection with antitrust violations, (II) the breach of any representation or warranty of Parent or the failure of Parent and Acquisition Corp. to perform any covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to have been consummated on or before the Termination Date, (III) this Agreement is terminated pursuant to SECTION 8.02(B), SECTION 8.03(B) or SECTION 8.04(B) solely as a result of a Force Majeure Event or (IV) this Agreement is terminated pursuant to SECTION 8.02, SECTION 8.03(B) or SECTION 8.04(B) solely as a result of (a) an injunction in connection with a shareholder derivative action or a purported class action against the Company by its shareholders with respect to the transactions contemplated by this Agreement or the Sun Merger Agreement or
(b) any delay in the commencement of the Offer or the acquisition of Common Shares pursuant to the Offer on the Offer Payment Date by the SEC or Nasdaq which was not caused by a breach of this Agreement by the Company; PROVIDED HOWEVER, that in the event of a termination of this Agreement described in clause (IV) above, the Company shall promptly pay to Acquisition Corp. the lesser of (x) the aggregate amount of Parent's and Acquisition Corp.'s Expenses and (y) $1,500,000. In the event that the Company exercises the Commencement Delay Election and/or the Company Extension Election, the Company shall immediately pay to Acquisition Corp. cash in an amount (the "COMPANY ELECTION PAYMENT") equal to the lesser of (x) one-half of Parent's and Acquisition Corp.'s Expenses as of the first date that the Company exercises either the Commencement Delay Election or the Company Extension Election and (y) $1,500,000 and the Company shall acknowledge in writing the aggregate amount of Parent's and Acquisition Corp.'s Expenses as of such date. In the event this Agreement is subsequently terminated, the Company shall promptly pay to Acquisition Corp. an amount equal to (A) the lesser of (x) the aggregate amount of Parent's and Acquisition Corp.'s Expenses and (y) $3,000,000 MINUS (B) the aggregate amount of Expenses paid by the Company to Acquisition Corp. pursuant to the immediately preceding sentence. Notwithstanding the foregoing, in the event this Agreement is subsequently terminated pursuant to SECTION 8.04(A), then Acquisition Corp. will promptly pay to the Company an amount equal to the Company Election Payment.

          (d) All amounts payable by under this SECTION 9.01 shall be paid in cash and in immediately available funds to such account as Parent or Acquisition Corp. may designate in writing to the other party.

          (e) The parties  agree that the  agreements  contained in this SECTION
9.01 and the amounts payable as provided in this SECTION 9.01 are an integral part of the Transactions, that such amounts represent the damages that the party receiving such payment will incur if the conditions giving rise to such payments occur and that such payments constitute liquidated damages and not a penalty and that the right to receive said amounts shall constitute such party's sole and exclusive remedy for termination of this Agreement pursuant to SECTION 8.03(B) or SECTION 8.04(B).

     9.02 NO SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. None of the representations, warranties, covenants and agreements made in this Agreement shall survive beyond the Effective Time except for the agreements set forth in ARTICLE 1, ARTICLE 2 and

ARTICLE 3, SECTION 6.07, SECTION 6.10, SECTION 6.18, SECTION 6.19 and ARTICLE 9 shall survive the Effective Time and those set forth in SECTION 8.05 shall survive termination.

          9.03 MODIFICATION OR AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval of this Agreement by the shareholders of the Company; provided, however, that after any such approval, there shall not be made any amendment that by law requires the further approval by such shareholders without such further approval. Without limiting the foregoing, this Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

          9.04 ENTIRE AGREEMENT; ASSIGNMENT; TERMINATION OF CONFIDENTIALITY Agreement. This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party (except that each of Parent and Acquisition Corp. may assign its rights, interests and obligations to any of their respective affiliates or direct or indirect Subsidiaries or to any lender for collateral security without the consent of the Company). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. At the Effective Time, the Confidentiality Agreement shall terminate and be of no further force and effect.

          9.05 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

          9.06 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or telecopier to the respective parties as follows:

            If to Parent or Acquisition Corp.:
            GF Goods Inc.
            GF Acquisition Corp.
            c/o GMM Capital LLC
            689 Fifth Avenue, 14th Floor
            New York, NY 10022
            Attention:  Isaac Dabah
            Telecopy:  (212) 688-6288

            c/o Prentice Capital Management, LP
            632 Fifth Avenue, 32nd Floor
            New York, NY 10022
            Attention: Michael Zimmerman
            Telecopy:  (212) 756-1480
            with a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            Four Times Square
            New York, NY 10036
            Attention:  Thomas W. Greenberg
            Facsimile No.:  (212) 735-2000

            If to the Company:

            400 Goody's Lane
            Knoxville, TN, 37922
            Attention:  Chairman and Chief Executive Officer
            Facsimile No.: (865) 675-0570

            with a copy to:

            Dechert LLP
            30 Rockefeller Plaza, 23rd Floor
            New York, NY 10112-2200
            Attention: Martin Nussbaum
            Facsimile No.: (212) 698-3599



or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided that notice of any change of address shall be effective only upon receipt thereof.

     9.07 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     9.08  DESCRIPTIVE  HEADINGS.   The  descriptive  headings  herein  are
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     9.09 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement, and any one of which may be delivered by facsimile.

     9.10  CERTAIN DEFINITIONS.  As used in this Agreement:

          (a) the term "AFFILIATE," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms

"controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

          (b) the term "BUSINESS DAY" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, New York or Knoxville, Tennessee;

          (c) the term "CHARTER" shall have the meaning ascribed in the TBCA;

          (d) the term "CONTRACT" shall mean any contract, instrument, permit, concession, franchise, license, loan or credit agreement, note, bond, mortgage, indenture, lease or other property agreement, partnership or joint venture agreement or other legally binding agreement, whether oral or written, applicable to the Person or any Subsidiary of the Person or any of their respective properties or assets to whom the term is being applied;

          (e) the term "FULLY-DILUTED BASIS" means, in respect of any class of Company capital stock at any time, (i) all shares of such class of stock outstanding at such time plus (ii) all shares of such class of stock which are issuable directly or indirectly upon conversion of all then outstanding convertible securities or upon the exercise or exchange of all outstanding options, warrants or other rights which are convertible into or exchangeable for Company securities or other rights, whether or not such convertible securities, options, warrants or other rights are then convertible, exercisable or exchangeable;

          (f) the term "KNOWLEDGE," of any Person which is not an individual means the actual knowledge, after due inquiry, of such Person's officers and directors, including the chief merchandising officer and all officers with a title of vice president or higher.

          (g) the term "LEASED REAL PROPERTY" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or its Subsidiaries;

          (h) the term "LEASES" means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which the Company or its Subsidiaries holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or its Subsidiaries thereunder.

          (i) the term "OWNED REAL PROPERTY" means all land, together with all buildings, structures, improvements and fixtures located thereon, including all electrical, mechanical, plumbing and other building systems, fire protection, security and surveillance systems, wiring and cable installations for telecommunications, computer or other applications, utility installations, water distribution systems, and landscaping (each of the foregoing to the extent owned by the Company or its Subsidiaries), together with all easements and other rights and interests appurtenant thereto (including, without limitation, air, oil, gas, mineral and water rights) owned by the Company and its Subsidiaries.

          (j) the term "PERSON" or "PERSON" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange
Act); and

          (k) the term "SUBSIDIARY" or "SUBSIDIARIES" means, with respect to any Person, any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity or beneficial interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     9.11 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.12 EXTENSION; WAIVER. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso in SECTION 9.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     9.13 THIRD-PARTY BENEFICIARIES. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies.

     9.14 COMPANY DISCLOSURE SCHEDULE. Any disclosure made with reference to one or more sections of the Company Disclosure Schedule shall be deemed disclosed only with respect to such section unless such disclosure is made in such a way as to make its relevance to the information called for by another section of the Company Disclosure Schedule readily apparent in which case, such disclosure shall be deemed to have been included in such other section, notwithstanding the omission of a cross reference thereto.

     9.15 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, unless the effects of such invalidity, illegality or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

     9.16 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. Each of the parties hereto submits to the exclusive jurisdiction of the United States district court for the Eastern District of Tennessee, Knoxville Division in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the parties hereto also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Any party hereto may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in SECTION 9.06 above. Nothing in this SECTION 9.16, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party hereto agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS, HIS OR HER OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                    * * * * *

            IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

                                    Goody's Family Clothing, Inc.


                                    By:    ____________________________________
                                    Name:
                                    Title:


                                    GF Goods Inc.


                                    By:    /s/ Isaac Dabah
                                    -------------------------------------------
                                    Name:  Isaac Dabah
                                    Title: Chief Executive Officer


                                    GF Acquisition Corp.


                                    By:    /s/ Isaac Daba
                                    -------------------------------------------
                                    Name:  Isaac Dabah
                                    Title: Chief Executive Officer

                                                                         ANNEX A

                         CONDITIONS TO THE TENDER OFFER

          Notwithstanding any other provisions of the Offer or this Agreement, and in addition to (and not in limitation of) Acquisition Corp.'s rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of this Agreement), Acquisition Corp. shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Acquisition Corp.'s obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Common Shares, and may terminate the Offer as to any Common Shares not then paid for, if prior to the termination of the Agreement (i) any applicable waiting period under the HSR Act or any foreign antitrust or competition law or regulation has not expired or terminated, (ii) the Minimum Condition has not been satisfied, or (iii) at any time on or after the date of this Agreement and before the time of payment for any Common Shares, any of the following events shall occur or shall be determined by Acquisition Corp. to have occurred or be occurring:

          (a) there shall be pending any suit, action or proceeding by any Governmental Authority (i) seeking to prohibit or impose any material limitations on Parent's or Acquisition Corp.'s ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, or to compel Parent or Acquisition Corp. or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective Subsidiaries, in each case taken as a whole, (ii) challenging the acquisition by Parent or Acquisition Corp. of any Common Shares under the Offer or any Common Shares pursuant to the Acquisition Corp. Stock Option Agreement, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by this Agreement, the Acquisition Corp. Stock Option Agreement or any of the other Transaction Agreements, or seeking to obtain from the Company, Parent or Acquisition Corp. any damages that are material in relation to the Company and its Subsidiaries taken as a whole, (iii) seeking to impose material limitations on the ability of Acquisition Corp., or rendering Acquisition Corp. unable, to accept for payment, pay for or purchase some or all of the Common Shares pursuant to the Offer, the Acquisition Corp. Stock Option Agreement, and the Merger, (iv) seeking to impose material limitations on the ability of Acquisition Corp. or Parent effectively to exercise full rights of ownership of the Common Shares, including, without limitation, the right to vote the Common Shares purchased by it on all matters properly presented to the Company's shareholders, or (v) which otherwise is reasonably likely to have a Company Material Adverse Effect;

          (b) any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Order that is then in effect and has the effect of preventing or prohibiting consummation of the Offer or the Merger or otherwise imposing material limitations on the ability of Acquisition Corp. and Parent effectively to acquire or hold the business of the Company and its Subsidiaries;

          (c) there shall be Law enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action shall be taken by any Governmental Authority, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act or any foreign antitrust or competition law or regulation, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

          (d) there shall have occurred (i) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory) or (ii) any limitation or proposed limitation (whether or not mandatory) by any foreign or United States governmental authority or agency that has a material adverse effect generally on the extension of credit by banks or other financial institutions;

          (e) any of the representations and warranties of the Company contained in this Agreement (except for the representations and warranties of the Company in SECTION 4.03(A) (Capitalization)) or the Acquisition Corp. Stock Option Agreement shall not be true and correct in all respects as of the date of this Agreement or as of the scheduled expiration of the Offer or the Offer Payment Date as if made at such time (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct in all respects as of such date or with respect to such period), in each case without giving effect to any disclosures made by the Company or any of its Subsidiaries after the parties execute this Agreement or to any "materiality" or "Company Material Adverse Effect" limitations contained therein, except where the failure of any such representations and warranties to be true and correct would not have a Company Material Adverse Effect, either individually or in the aggregate, or any of the representations and warranties of the Company contained in SECTION 4.03(A) (Capitalization) of this Agreement shall not be true and correct in all respects as of the date of this Agreement or as of the scheduled expiration of the Offer or the Offer Payment Date as if made at such time;

          (f) the Company shall have breached or failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under any of the Transaction Agreements, which breach or failure to perform cannot be or has not been cured within seven Business Days after giving of written notice to the Company of such breach, except in the case of the Company's covenants contained in SECTION 6.01(R) if the breach of such covenants was not intentional or willful and would not have, individually or in the aggregate, a Company Material Adverse Effect.

          (g) there shall have occurred any events or changes (whether or not described in any notice delivered by the Company pursuant to SECTION 6.8 hereof) which have had or which are reasonably likely to have or constitute, individually or in the aggregate, a Company Material Adverse Effect;

          (h) this Agreement shall have been terminated in accordance with its terms;

          (i) the Company Board or any committee thereof (i) shall have withdrawn, or modified or changed in any manner adverse to Parent or Acquisition Corp. (including by amendment of the Schedule 14D-9), its recommendation of the Offer, this Agreement, or the Merger, (ii) shall have recommended another proposal or offer, (iii) shall have resolved to do any of the foregoing or (iv) shall have taken a neutral position or made no recommendation with respect to another proposal or offer (other than by Parent or Acquisition Corp.) after a reasonable amount of time (and in no event more than ten Business Days following receipt thereof) has elapsed for the Company Board or any committee thereof to review and make a recommendation with respect thereto;

          (j) the Company shall not have made any notifications required to be given to any third parties with respect to any Contract, in each case on terms satisfactory to Parent or any consents, approvals, permits of, authorizations from, notifications to and filings with any Governmental Authorities required to be made or obtained prior to the consummation of the Offer shall not have been made or obtained; or

          (k) any party to the Support Agreement or the Acquisition Corp. Stock Option Agreement (other than Acquisition Corp. or Parent) shall have (i) breached or failed to perform any obligations to tender Common Shares, (ii) breached any representations and warranties or failed to perform any other obligations which would reasonably be expected to have a Company Material Adverse Effect or have a material adverse effect on the parties' abilities to consummate the Transactions, or (iii) any of such agreements shall not be valid, binding and enforceable, which in each case in the sole judgment of Parent makes it inadvisable to proceed with the Offer or with such acceptance for payment or payments.

          The foregoing conditions are for the sole benefit of Acquisition Corp. and Parent and may be waived by Parent and Acquisition Corp., in whole or in part at any time and from time to time in the sole collective discretion of Parent and Acquisition Corp. The failure by Parent or Acquisition Corp. at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.